As submitted to the Securities and Exchange Commission on October 9, 2018

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER

THE SECURITIES ACT OF 1933

QUANTMRE, INC.

A Delaware Corporation

2090 N. Kolb Road Suite 120,

Tucson, AZ 85715

949 (873)-4098

Copy to:

J. Martin Tate

Carman Lehnhof Israelsen LLP

299 S. Main Street, Suite 1300

Salt Lake City, UT 84111

Telephone: (801) 534-4435

6162	83-1659304
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a preliminary offering circular is delivered and the offering statement filed with the Commission becomes qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

Preliminary Offering Circular

October 9, 2018

Subject to Completion

QUANTMRE, INC.

5,000,000 EQRE™ Tokens

1 EQRE™ Token: $10.00

Minimum Investment: 100 EQRE™ Token(s) ($1,000)

QuantmRE, Inc., a Delaware corporation (the “Company,” “Quantm.RE,” “we” or “us”), which does business as QuantmRE, engages in the business of investing in real estate assets which have either been originated or purchased by the Company or its affiliates and consist primarily of contractual equity sharing rights in single-family residential properties in the United States (“Company Investments”).  The Company Investments allow homeowners and real estate investors gain access to the potential appreciation of the value of the owner’s property.  We may also invest in commercial real estate-related debt securities (including commercial mortgage-backed securities, or CMBS, and REIT senior unsecured debt) and other real estate-related assets. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns.  The Company is not an investment company and investors will not have the protections provided under the Investment Company Act of 1940.

This Regulation A offering is for EQRE Tokens, no par value per token (the “Tokens,” “EQRE Tokens” or “EQRE”) of the Company. The Tokens constitute and represent Series T preferred shares in the Company.  For a description of the EQRE Tokens, see “The Tokens”. We are offering a maximum of 5,000,000 EQRE Tokens at $10.00 per Token, on a best-efforts basis, for an aggregate amount of $50,000,000, in a “Tier 2 Offering” under Regulation A (the “Offering”). We must sell at least a minimum of $250,000 (“Minimum Offering Amount”) in Tokens in order for funds to be released to the Company. The minimum investment per investor is 100 Tokens ($1,000) and subscriptions to purchase Tokens, once received, are revocable until they become irrevocable when both this offering statement is qualified by the SEC and the subscriptions are accepted by the Company. Until we achieve the Minimum Offering Amount and have our initial closing and thereafter prior to each additional closing, the proceeds for that closing will be kept in an escrow account held by North Capital Private Securities Corporation, a Delaware Corporation and a registered Broker-Dealer. We expect to offer Tokens in this offering until we raise the maximum amount being offered, unless terminated by our Board of Directors at an earlier time. Until December 31, 2019, the purchase price for our Tokens in this offering will be $10.00 per Token, an amount that was arbitrarily determined by our Board of Directors. Thereafter, the per Token purchase price will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal the sum of our net asset value, or NAV, divided by the number of our Tokens outstanding as of the end of the prior fiscal quarter (NAV per share). Investors will pay the most recent publicly announced purchase price as of the date of their subscription.

We are managed by QuantmRE Manager, LLC, a Nevada limited liability company (the "Managing Company"), who has overall responsibility for managing and administering the business and affairs of the Company.  The Managing Company has delegated responsibility and authority for making investment decisions for the Company to Good Steward Capital Management, Inc., an Arizona Corporation and investment adviser registered with the Securities and Exchange Commission, or SEC ("Investment Manager").  The Managing Company will direct payment of any “performance-based fees” to the Investment Manager pursuant to the Investment Management Agreement.

We have engaged North Capital Private Securities Corporation (“NCPS” or “Dealer Manager”) as our Dealer-Manager. We may engage other FINRA member firms to act as placement agents for this offering.  Our Dealer Manager and participating broker-dealers will offer our Tokens to prospective investors on a best-efforts basis.  Neither NCPS, nor any other placement agent that we engage will be required to purchase any of our securities or make any firm commitment.  There can be no assurance that any securities will be sold in this offering.

We expect to commence the Offering on or within two (2) calendar days of the date the offering circular is qualified by the United States Securities and Exchange Commission (“SEC”). The Offering will terminate on the first of: (i) the date on which all of the Tokens offered are sold; or (ii) the close of business thirty-six (36) months after the date that this Offering is deemed qualified by the SEC if the Minimum Offering Amount has not been sold, unless sooner terminated by the Company (collectively, the “Termination Date”). After this offering statement is qualified by the SEC, the Company intends to accept subscriptions and close on investments on a “rolling” basis (so not all investors will receive their Tokens on the same date).  Funds will be promptly refunded without interest for sales not consummated. Any payments made in Bitcoin, Ethereum or any other non-U.S. Dollar currency may be converted into U.S. Dollars at any time after receipt by the Company. If the Company returns funds to an investor, it may return funds in the form of U.S. Dollars and the Company will not be responsible for any fluctuation in the price of such non-U.S. Dollar currency. Upon closing under the terms as set out in this offering circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company’s business, excluding paying the expenses of the Offering, in a manner consistent with the “Use of Proceeds” in this offering circular) and the Tokens for such closing will be issued to investors.

As soon as possible after the issuance of the Tokens, we intend to apply to have the Tokens listed for trading on one or more approved Alternative Trading Systems (“ATS”).  As of the date hereof, the approval of Alternative Trading Systems for trading and exchanging of digital assets is uncertain. For more information see “Plan of Distribution”.

The Tokens will be issued and recorded in electronic form only on a Blockchain protocol that the Company selects and possession of the Token will signify ownership. The Company intends to appoint ComputerShare as the transfer agent and registrar for the Tokens. Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit to www.investor.gov.

We depend on our Board of Directors (“Board”), a Management Company and an Investment Manager to select our investments and conduct our operations.  We pay fees and expenses to our Management Company, our Investment Manager and their affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

We have a limited operating history. Our prior performance may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

Risk of losing access to your Tokens due to loss of Private Key(s) or custodial error.

A private key, or a combination of private keys, is necessary to control and dispose of the EQRE stored in your digital wallet or vault. Accordingly, loss of requisite private key(s) associated with your digital wallet or vault storing coins may result in loss of (insert token name).

Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a third-party wallet service you use, may be able to misappropriate your Tokens.

Any errors or malfunctions caused by or otherwise related to the digital wallet or vault you choose to receive and store your Tokens, including your own failure to properly maintain or use such digital wallet or vault, may also result in the loss of your Tokens

Risk of Hacking and Security Weaknesses.

Hackers or other malicious groups or organizations may attempt to interfere with the QuantmRE Platform or the coin in a variety of ways, including, but not limited to, malware attacks, denial of service attacks, consensus-based attacks, sybil attacks, smurfing and spoofing.

If secondary trading of Tokens is facilitated by third party exchanges, such exchanges may be relatively new, making them more susceptible to fraud or manipulation. Furthermore, to the extent that third-parties do ascribe an external exchange value to coin (e.g., as denominated in a digital or at currency), such value may be extremely volatile.

Risks Associated with Blockchain Protocols.

Because EQRE Tokens are based on a Blockchain protocol, any malfunction, breakdown or abandonment of the Blockchain protocol may have a material adverse effect on the QuantmRE Platform and/or the EQRE Token.

Moreover, advances in cryptography or other technical advances could present risks to the tokens and the ecosystem, including the utility of the coins for use on the QuantmRE Platform rendering ineffective the cryptographic consensus mechanism that underpins the Blockchain protocol.

Risk of Mining Attacks.

Tokens are susceptible to attacks by miners in the course of validating Coin transactions on the Blockchain, including, but not limited, to double-spend attacks, majority mining power attacks, and selfish-mining attacks. Any successful attacks present a risk to the QuantmRE Platform and the Tokens, including, but not limited to, accurate execution and recording of transactions involving the Tokens.

Please consider the risks relating to purchase, sale, and use of EQRE listed below very carefully before purchasing the Tokens.

Technology Risks.

The Tokens are intended to represent a new capability on emerging technology that is not fully proven in use. As the technology matures, new capabilities may dramatically alter the usefulness of the coins or the ability to use or sell them. The functionality of the Tokens is complex, will require enhancements and product support over time, and full functionality may take longer than expected. The full functionality of the Tokens is not yet complete and no assurance can be provided of such completion.

Unanticipated Risks.

Cryptographic tokens such as EQRE are a new and untested technology. In addition to the risks included herein there are other risks associated with your purchase, possession, and use of the Tokens, including unanticipated risks. Such risks may further materialize as unanticipated variations or combinations of the risks discussed herein.

Operational Risks.

The Company is a young company and the growth of the team and its capabilities may take longer than expected to result in the intended usefulness for the Tokens.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide.

In order to be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations. We could experience growth over a short period of time, which could put a significant strain on our managerial, operational and financial resources.

We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. We have limited resources and may be unable to manage our growth.

Our business strategy is based on the assumption that our customer base, geographic coverage and service offerings will increase. If this occurs it will place a significant strain on our managerial, operational, and financial resources. If we are unable to manage our growth effectively, our business will be adversely affected. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. To be successful, we must adapt to our rapidly changing market by continually enhancing our existing services and adding new services to address our customers’ changing demands. We could incur substantial costs if we need to modify our services or infrastructure to adapt to these changes. Our business could be adversely affected if we were to incur significant costs without generating related revenues or if we cannot adapt rapidly to these changes.

Our business could also be adversely affected if we experience difficulties in introducing new or enhanced services or if these services are not favorably received by users.

We may experience technical or other difficulties that could delay or prevent us from introducing new or enhanced services.

Furthermore, after these services are introduced, we may discover errors in these services which may require us to significantly modify our software or hardware infrastructure to correct these errors.

Risks associated with the Real Estate Investments

•

This is a “blind pool” offering because we have not identified a significant number of investments to acquire with the net proceeds of this offering. You will not be able to evaluate a significant number of our investments prior to purchasing shares.

•

Our Board, Investment Manager executive officers and key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of our Management Company, Investment Manager and their respective affiliates. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by the compensation arrangements with us and our affiliates.

•

This offering of Tokens is being made pursuant to the rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations with regards to digital asset offerings, including ongoing reporting requirements related thereto, are relatively untested.

•

If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your Tokens may vary more widely with the performance of specific assets.

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•	We may change our investment guidelines without Token holder consent, which could result in investments that are different from those described in this offering circular.

•

We do not plan on making regular distributions of income. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•

Our internal accountants and asset management team will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our real estate assets and investments, including related liabilities, could be liquidated on any given day.

•

Our Bylaws and other corporate documents do not require our Board of Directors to seek holder approval to liquidate our assets by a specified date, nor are we required to list the Tokens for trading by a specified date. No public market currently exists for the Tokens. Until the Tokens are listed on an ATS, if ever, you may not be able to sell your Tokens. If you are able to sell your Tokens, you may have to sell them at a substantial loss.

•

Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•

Our investments in single family residential equity interests are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying primary debt obligations, fluctuations in interest rates, and other risks associated with debt, and real estate investments generally.  These investments are only suitable for investors with a high-risk investment profile.

•

Our property portfolio will be comprised primarily of equity appreciation rights in single family residential properties with built in “equity” (the difference between the value of the property and the amount of debt on such property). As a result, we are subject to risks inherent in investments in such types of property. Because our investments are in the residential sector, the potential effects on our revenue and profits resulting from a downturn or slowdown in the residential sector could be more pronounced than if we had more fully diversified our investments.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This offering circular is following the disclosure format of Part II of Form 1-A.

	Per Token	Total Minimum			Total Maximum

Public Offering Price(1)(2)	$10.00		$250,000	(2)	$50,000,000
Underwriting Discounts and Commissions(3)	$.15		$3,750		$750,000
Total Proceeds to Issuer (Before Expenses)(4)	$9.85	$	,246,250		$49,245,000

(1)

Please refer to the section entitled “The Tokens” for a description of the Tokens.  The price per Token shown was arbitrarily determined by our Board of Directors and will apply until December 31, 2019. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on the sum of our net asset value, or NAV, divided by the number of our Tokens outstanding as of the end of the prior fiscal quarter (NAV per share). This is a “best efforts” offering.

(2)	Investors must purchase an aggregate minimum amount of 25,000 Tokens in this Offering.

(3)

North Capital Private Securities Corporation (“NCPS” or “Dealer Manager”) has been engaged as our Dealer-Manager. Our Dealer-Manager will receive a Dealer-Manager fee of up to one and a half percent (1.5%) of the offering and a non-accountable due diligence fee in the amount of $10,000 for filing and legal fees incurred by it. All investors, including investors not introduced by the Dealer Manager or placement agent, will share in the expense of Dealer-manager Fees.  In the event that the offering abruptly terminates before reaching the maximum amount of offering proceeds, the participating members will refund to the issuer any amount of compensation that exceeds the 10% limitation described in FINRA Rule 2310(b)(4)(B)(ii).

(4)

Does not reflect deduction of expenses of the Offering. Initial offering expenses and costs, which are expected to be approximately $250,000, will be paid by the Management Company. See “Use of Proceeds.”

THESE ARE SPECULATIVE SECURITIES. INVESTING IN THEM INVOLVES SIGNIFICANT RISKS. YOU SHOULD INVEST IN THEM ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

QuantmRE, Inc.

2090 N. Kolb Road Suite 120

Tucson, AZ 85715

Telephone: 949 (873)-4098

Web: www. QuantmRE.com

Information contained on www.QuantmRE.com website is not incorporated by reference into this offering circular, and you should not consider information contained on www.QuantmRE.com to be part of this offering circular.

We are offering to sell, and seeking offers to buy, our Tokens only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Tokens. Neither the delivery of this offering circular, nor any sale or delivery of Tokens shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this offering circular, unless the context indicates otherwise, references to “we,” “us,” “our,” “QuantmRE,” “QuantmRE” and “Company” refer to QuantmRE, Inc.

The date of this offering circular is October 9, 2018

Table of Contents

SUMMARY2

THE OFFERING8

RISK FACTORS11

TOKEN ALLOCATION38

USE OF PROCEEDS39

THE COMPANY41

THE TOKENS48

PLAN OF DISTRIBUTION49

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION54

AND RESULTS OF OPERATIONS54

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES57

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS59

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER SECURITYHOLDERS60

U.S. FEDERAL INCOME TAX CONSIDERATIONS61

ERISA CONSIDERATIONS87

LEGAL MATTERS91

EXPERTS91

ADDITIONAL INFORMATION91

FINANCIAL STATEMENTS OF QUANTMRE INC.F-1

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential”, “continue”, “will”, and similar words or phrases, or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ materially and adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	national, international and local economic and business conditions that could affect our business;

•	the lack of any existing centralized marketplace for securitized tokens;

•	our cash flows (or lack thereof) and operating performance;

•	our financing activities;

•	the ability to successfully raise and use the “Use of Proceeds” in an efficient manner and complete development of the QuantmRE Platform™;

•	our tax status and the tax status of the offering;

•	industry developments affecting our business, financial condition and results of operations, including general industry developments effecting blockchain technology-based securities;

•	our ability to compete effectively;

•

governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation, tax laws, SEC regulations and interpretations, states and self-regulatory organizations, including without limitation, FINRA;

•	our ability to retain our current personnel and our requirements for additional qualified personnel, upon whom the success of our business is highly dependent; and

•	other risks and uncertainties referred to in this offering circular under “Risk Factors”.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

SUMMARY

The following summary highlights selected information contained in this offering circular. This summary does not contain all the information that may be important to you. You should carefully read all of the information contained in this offering circular, including, but not limited to, the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this offering circular.

About QuantmRE and the QuantmRE Platform™

QuantmRE Inc. is a Delaware corporation with its headquarters in Tucson, Arizona (“QuantmRE,” “we,” “our,” “us” or the “Company”). In March 2018, QuantmRE, Inc (the “Company”) was formed as a Delaware corporation and wholly owned subsidiary of QuantmOne, Inc., a Delaware corporation. The Company will invest in and manage real estate investments that will then be made available for purchase via the QuantmRE Platform™, a membership based real estate platform built on blockchain technology which utilizes the Tokens to allow investment into real estate assets which represent economic interests in physical real estate assets.

The QuantmRE Platform™ allows investors to access and invest in a diversified class of real estate assets, including the purchase of the Tokens, which represent preferred shares in the Company and give owners an economic and financial interest in the Company’s investments.  The Company’s investments shall consist primarily of shared equity appreciation contracts (“Equity Instruments,” and, together with the Company’s other investments, the “Company Investments”) which grant the Company the right to share in the potential appreciation of the homeowner’s equity upon liquidation of their home.  Under the Equity Instruments, the Company provides cash to the homeowner in exchange for the right to share in the proceeds received upon the sale of their home.  The Equity Instruments are recorded and are a subordinated lien upon the property.

About the Tokens

The Tokens constitute and represent the Company’s Series T Preferred Shares.  Like traditional equity interests, the Tokens constitute an ownership interest in the Company and entitle the holders to such rights and preferences as set forth in Company’s Certificate of Incorporation (“Certificate”).  As a digitized/tokenized equity interest, the Tokens will not be certificated, but rather will be tracked on a distributed ledger and, when possible, traded on one or more registered and regulated equity token exchanges.  The value of the Tokens will be based upon the underlying net asset value (“NAV”) of the Company Investments as determined by the Board of Directors on a quarterly basis or such price as traded on a regulated exchange.

Investment Strategy

We intend to use, substantially all of the proceeds of this offering to invest in and manage a pool of Company Investments. Our management has extensive experience investing in numerous types of properties. Although we anticipate that our investments will consist primarily of the Equity Instruments which provide a shared equity interest in single family residential properties, in the event that appropriate investment opportunities are not available, we may acquire a wide variety of residential and other real properties. Our Equity Instruments will allow us to participate in and receive a portion of the potential increase in value in a homeowner’s home upon sale or refinance of such property.  The Equity Instruments shall be recorded and shall constitute a subordinate lien upon the property.

We seek to create and maintain a portfolio of contractual interests in future equity in property that has been designed for long-term capital growth. Our focus emphasizes preservation of invested capital as our primary investment objective, as well as emphasizing capital appreciation from our investments, as is typically the case with strategies focused exclusively on opportunistic or equity-oriented investments.

Our management team directly structures, underwrites and originates many of the products in which we invest, as doing so provides for the best opportunity to control our relationships and optimize the terms of our investments.

Our proven underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at our sponsor, involves comprehensive financial, structural, operational and legal due diligence in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment for single family residential homes provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our Token holders.

Market Opportunities

We believe that the near and intermediate-term market for investment in select real estate backed investments, is compelling from a risk return perspective. Given the prospect of low short-term growth for the economy, we favor a strategy weighted toward long-term investments dependent on asset appreciation. We believe that our investment strategy, combined with the experience and expertise of our management team, provides opportunities to originate investments with attractive current and accrued returns, alongside long-term equity returns and strong structural features.

Our Management Team

Our day-to-day operations are managed by QuantmRE Manager, LLC (“Management Company”), which consists of a team of real estate, finance and technology professionals and makes all the decisions regarding the selection, negotiation, financing and disposition of our investments. The principals of the Management Company also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

About the QuantmRE Platform

The QuantmRE Platform, which may be found on the website www.QuantmRE.com (the “QuantmRE Platform”), is a membership based platform owned by Quantm.One, Inc which facilitates the purchase and exchange of Tokens and real estate assets.

The Management Company is responsible for overseeing the day-to-day operations of the Company and its affiliates.

Management Compensation

The Company has entered into a Management Agreement with the Management Company, an affiliated company and holder of the common shares which is owned and operated by the founders of the Company.  The Management Company will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. These fees include an asset management fee equal to 2% of the NAV of the Company’s investments and an investment origination fee in the amount of 3-5% of the investment amount. See “Compensation of Executive Officers” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Summary of Risk Factors

Investing in our Tokens involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 20, which contains a detailed discussion of the material risks that you should consider before you invest in our Tokens.

Conflicts of Interest

The Management Company and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our management team and its affiliates face include the following:

•The asset management fee paid to the Management Company is based on our NAV, which is calculated by the Company’s internal accountants and asset management team.  The Management Company may benefit by the Company retaining ownership of its assets at times when Token holders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV.

•The Management Company and its executive officers must allocate their time among us and other programs and activities.

Valuation Policies

We intend to engage a panel of independent valuation companies with expertise in appraising certain real estate assets to provide regular valuations of real estate assets and investments, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected real estate assets and investments. Our real estate assets consist primarily of a diversified portfolio of equity sharing interests in single-family residential properties. The Management Company, under the supervision of our Board of Directors, is responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines, and periodically receives and reviews such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

At the end of each fiscal quarter, beginning December 31, 2019, internal accountants of the Management Company or Investment Manager will calculate our NAV per Token using a process that reflects estimated values of each of our real estate assets and investments, including related liabilities, based upon the value of the underlying real estate provided by the independent valuation panel. Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the real estate asset is necessary, including, but not limited to, instances where our management team is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising the relevant real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, or for preparing, our quarterly NAV per Token. If a material event occurs between scheduled annual valuations that we believe may materially affect the value of any of our real estate assets and investments, we anticipates informing the independent valuation expert so that, if appropriate, the independent valuation expert can adjust the most recent valuations provided in the applicable report, if any, to account for the estimated impact. Our internal accountants determine our NAV per Token by dividing our NAV in such fiscal quarter by the number of Tokens outstanding as of the end of such fiscal quarter, prior to giving effect to any Token purchases or redemptions to be effected for such fiscal quarter.

Quarterly Price Adjustments

Our Board of Directors set our initial offering price at $10.00 per Token, which will be the purchase price of our common Tokens until December 31, 2019. Thereafter, the per Token purchase price in this offering will be adjusted every fiscal quarter (or as soon as commercially reasonable thereafter), and will be equal to our NAV divided by the number of Tokens outstanding as of the close of business on the last business day of the prior fiscal quarter, in each case prior to giving effect to any Token purchases or redemptions to be effected on such day. Our Board of Directors, with the input of the Management Company, shall adjust our per Token purchase price as of the date the new NAV is announced, not the date of such NAV, and investors shall pay the most recent publicly announced purchase price as of the date of their subscription. Solely by way of example, if an investor submits a subscription on April 2, such investor shall pay the per Token purchase price previously announced in January, not the per Token purchase price that would be expected to be announced at a later date in April.

Beginning after December 31, 2019, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Token that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. We will also post that fiscal quarter’s NAV on the public QuantmRE

Platform, www.QuantmRE.com. The QuantmRE Platform will also contain this offering circular, including any supplements and amendments. We will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV. In addition, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Token to change by 5% or more from the last disclosed NAV, we will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.

Any subscriptions that we receive prior to the end of a fiscal quarter will be executed at a price equal to our NAV per Token applicable to such fiscal quarter. See “Description of Our Common Shares—Quarterly Share Price Adjustments” for more details.

 Exchange Listing

We intend to list the Tokens on one or more alternative trading systems (ATS) upon approval of such ATS by the SEC and other regulatory bodies.  Listing will be done only upon qualification of this Form 1-A. However, there is no guarantee our Tokens will be listed or that an ATS will be approved.

Liquidity Events

Subject to then existing market conditions and the lack of availability of a secondary trading platform or market for the Tokens, we may consider alternatives to our liquidation as a means for providing liquidity to our Token holders within approximately five years from the completion of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Board has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of the Company, a consolidation transaction or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our Token holders.

No Voting Rights

Our Token holders will not have voting rights. Our Token holders do not elect or vote on our Directors, and, unlike the holders of common shares in a corporation, have no voting rights on matters affecting our business, and therefore virtually no ability to influence decisions regarding our business. For additional information, see “Tokens —Voting Rights.”

 Investment Company Act Considerations

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our investments in our wholly owned subsidiaries, and our investments and the investments of our wholly owned subsidiaries in real estate mortgage secured loans will qualify the Company for exemption from registration and regulation under the Investment Company Act.  In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C).  We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the assets of the subsidiaries will be in “mortgages or other liens on and interest in real estate,” or “qualifying assets.” Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires those relying on this exception to invest at least 55% of its portfolio in qualifying assets, maintain at least 80% of its assets in qualifying real estate assets plus real estate-related assets and permit no more than 20% of the portfolio to consist of non-real estate related assets. In that the Company’s investment model and that of its wholly owned subsidiaries will be to invest in solely in real estate interests which are qualifying real estate assets, we believe that the investment by our subsidiaries will qualify us for exemption under Section 3(c)(5)(C).

How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating subsidiaries may rely on Section 3(c)(6) if 55% of the assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

Timing of the Offering and QuantmRE Business Plan

Proceeds from this Offering will be used to purchase or enter into Equity Instruments. The Company does not intend to use the net proceeds for the purpose of repurchasing Company equity interests or repaying any debt obligations of the Company, but because of the nature of the Company’s cash flows, some proceeds from time to time may be used for such purposes.  The closing of the Offering is intended to coincide with the launch the QuantmRE Platform™ in its current form.

Assuming the successful closing of this Offering (i.e., raising enough proceeds to fund the activities listed in the “Use of Proceeds” section) and the availability of funds after the Offering, we intend to use the proceeds to make investments into Equity Instruments and other Company Investments. The Equity Instruments consist of contractual rights held by the Company which allow the Company to share in equity appreciation of single-family homes.

Under this equity sharing investment contract, the Company grants the homeowner cash in exchange for a contractual right to share in the equity and potential appreciation upon the sale of property.  Upon the sale, the Company will participate in and receive a percentage of the potential increase in value of the home based on a multiplier of 2.5x the capital paid to the homeowner expressed as a percentage of the appraised value of the homeowner’s home at the time of the transaction.  For example, a homeowner whose home was worth $500,000 at the time of the transaction might receive $50,000 in exchange for selling the Company a portion of their equity representing 10% of the current value of their home. If at the time of a later sale, the home had increased in value to $600,000, the Company would receive its original $50,000 investment together with a 25% share of the $100,000 appreciation in the value of the home (i.e. $25,000).  This right to receive a portion of the sale proceeds and home price appreciation is secured by the filing of the contract or other instrument.

THE OFFERING

Issuer	QuantmRE Inc., a Delaware corporation.

Securities Offered	EQRE Tokens (“Tokens”), which constitute and represent Series T Preferred Stock in the Company

Offering Amount	A maximum of 5,000,000 Tokens at $10.00 per Token, on a best-efforts basis, for an aggregate amount of $50,000,000, in a “Tier 2 Offering” under Regulation A. See “The Tokens.”

Price per Token	$10.00

Offering Type	Tier 2 Regulation A offering of Tokens, being made by the Company on a best efforts basis. The Offering is being conducted in support of the ongoing operational needs of the Company.

Minimum Investment Amount

The minimum amount of subscriptions required per investor is 100 Tokens ($1,000), and subscriptions, once received, are revocable until they are irrevocable when both the offering statement is qualified by the SEC and the subscriptions are accepted by the Company.

See “Plan of Distribution”.

Closings

After this offering statement is qualified by the SEC, we will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by us. The Company intends to accept subscriptions and close on investments on a “rolling” basis. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business plan, offering expenses and other uses as more specifically set forth in this offering circular. There is no escrow established for this Offering.

Limitations on Your Investment Amount

Non-Accredited Investors

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

Accredited Investors

There is no limit to the amount of investment made by accredited investors. To be an accredited investor, an investor must meet one of the following:

(1) An individual who had income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

(2) An individual who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000 (excluding the value of such individual’s primary residence);

(3) An individual retirement account (“IRA”) or revocable trust and the individual who established the IRA or each grantor of the trust is an accredited investor based on (1) or (2) above;

(4) A self-directed pension plan and the participant who directed that assets of his or her account be invested in the Company is an accredited investor on the basis of (1) or (2) above and such participant is the only participant whose account is being invested in the Company;

(5) A pension plan which is not a self-directed plan and which has total assets in excess of $5,000,000;

(6) An irrevocable trust which consists of a single trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of investing in the Company and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risk of the prospective investment;

(7) A corporation, partnership or a Massachusetts or similar business trust, that was not formed for the specific purpose of acquiring an interest in the Company, with total assets in excess of $5,000,000; or

(8) An entity in which all of the equity owners are accredited investors.

For general information on investing, we encourage you to visit to www.investor.gov.

Offering Proceeds

Up to $49,250,000 of the Offering proceeds will be proceeds of the Company. Offering expenses, which we estimate will be $250,000 (including accounting, legal and marketing fees, any underwriting discounts or commissions) will be paid by the Management Company in consideration for their receipt of the Common Shares.

See “Use of Proceeds.”.

Use of Proceeds	We will use the proceeds from this Offering to fund Company Investments. See “Use of Proceeds” and “Risk Factors.”

Investment Strategy

We intend to use substantially all of the proceeds of this offering to invest in and manage a diversified portfolio of equity sharing agreements (“Equity Instruments”) with homeowners whereby the Company will have a contractual right to share in the equity appreciation of the property.

Management Fees

The Management Company and Investment Manager will receive management fees in the amount of 2% of the NAV of the Company’s investments and an investment origination fee in the amount of 3-5% of the investment amount.

Listing	We intend to list the Tokens on one or more security token exchanges or alternative trading systems registered with the SEC as soon as practicable after issuance of the Tokens under the symbol “EQRE”.

Concurrent Offering

QuantmRE is conducting a concurrent private placement to accredited investors of up to $50,000,000 in reliance on Rule 506(c) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Tokens issued under the Regulation D Offering have the same rights as the Tokens being sold in this Offering.

EQRE Tokens Outstanding before Offering	0 Tokens (as of October 3, 2018)

EQRE Tokens Outstanding after Offering	5,000,000 Tokens if the maximum amount is sold.

Voting Rights	Holders of Tokens have no voting rights and are not entitled to elect directors or vote on other matters like holders of common shares.

Risk Factors

Our Tokens are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest.

Termination of the Offering

The Offering will terminate on the first of: (i) all of the Tokens offered are sold; or (ii) the close of business thirty-six (36) months after the date that this offering statement is deemed qualified by the SEC, unless sooner terminated by the Company (collectively, the “Termination Date”).

How to Subscribe

To subscribe for Tokens, complete and execute the Purchase Agreement accompanying this offering circular and deliver it to us before the Termination Date, together with full payment for all Tokens subscribed for in accordance with the instructions provided in the Purchase Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Tokens, to reject subscriptions in our sole discretion.

RISK FACTORS

Investors should carefully consider the risks described below before making an investment decision. For the reasons set forth below, and elsewhere in this offering circular, investing in the Tokens involves a high degree of risk. If any of the following risks actually occur, the Company’s business, financial condition or results of operation could be harmed, which could cause the value of the Tokens to decline and investors could potentially lose all or part of their investment. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company. See also “Cautionary Statements Regarding Forward-Looking Information.”

Risks Related to the Company

New digital currency regulations could materially adversely effect the Company and the Tokens.

Digital currency is a new type of currency and it is possible that the continued popularity of digital currency, such as the Tokens, will trigger subsequent new regulation and laws. If Congress or any state or regulatory body of the federal executive branch or a state executive office were to start regulating our business, it could prove costly. If too costly, it could make our financial model impracticable. Changes in the legislative, regulatory and commercial environments in which we operate could adversely impact our ability to collect, compile, and use and/or publish data and could impact our financial results.

The operational and financial condition of the Company and validity of the Tokens depends in large part upon the Company’s information technology; a successful cyber attack or hacking could materially affect the financial condition of the Company.

Our operations and validity of the Tokens depend on our ability, as well as that of third-party service providers to whom we have outsourced several critical functions, to protect data centers and related technology against cyber-attacks, sabotage, and hacking. A failure in the integrity of our database could harm our brand and result in a loss of sales and an increase in legal claims. Cybersecurity risks could harm our operations, the operations of our critical outsourcers, or the operations of our partners on whom we rely for data and to meet our customer needs, any of which could materially impact our business and financial results. We will rely upon the security of our information technology infrastructure to protect us from cyber-attacks and unauthorized access. Cyber-attacks can include malware, computer viruses, or other significant disruption of our information technology networks and related systems. Government agencies and security experts have warned about growing risks of hackers, cyber-criminals and other potential attacks targeting every type of information technology system. We may face increasing cyber security risks, as we receive data from new sources, such as social media sites or through data aggregators who provide us with information.

A failure of the Company’s technology infrastructure could have a material adverse effect on the Company’s operations and financial results.

Our business performance depends upon the effectiveness of the QuantmRE Platform and the Company’s ability to originate investments, the failure of which could materially impact our business and financial results. We will undertake significant investments in our technology infrastructure to effectively and efficiently make real estate backed investments and improve our existing technology platform. Notwithstanding, we may not be able to effectively make investments, achieve our expected revenue growth and we could experience a significant competitive disadvantage in the marketplace.

Risks Related to the Offering

We have no prior operating history, and the prior performance of other real estate investment opportunities of our officers, directors and advisors may not predict our future results.

We are a recently formed company. As of the date of this offering circular, we have not made any investments.  Upon closing, we will make investments into equity sharing agreements (“Equity Instruments”) and other real estate assets (Collectively "Company Investments"). You should not assume that our performance will be similar to the past performance of the Company or any of its officers, directors, advisors or the Investment Manager or other real estate investment opportunities managed or sponsored by such parties. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Tokens.

Because no public trading market for the Tokens currently exists, it will be difficult for you to sell your Tokens and, if you are able to sell your Tokens such sale may be at a loss

There is no public market for our Tokens, however, we do plan to list our Tokens on an approved alternative trading system or other trading market in the near future. Until our Tokens are listed, if ever, you may not sell your Tokens unless the buyer meets the applicable suitability and minimum purchase standards.  In its sole discretion, including to protect our operations and our non-redeemed members or to prevent an undue burden on our liquidity, our Officers and Directors could amend, suspend or terminate our redemption plan without notice.  If you are able to sell your Tokens, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Tokens would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Tokens, you should purchase our Tokens only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Officers and Directors and Investment Manager in the origination, acquisition and servicing of Shared Equity Agreements, Real Assets and other similar investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our Tokens, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our Officers and Directors, Investment Manager and the loan servicers our Officers and Directors may select. We cannot assure you that our Investment Manager will be successful in originating or obtaining suitable Equity Instruments and Real Assets on financially attractive terms or that, if our Officers and Directors makes investments on our behalf, our objectives will be achieved. If we, through our Officers and Directors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner described herein.  In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to originate and acquire a diversified portfolio of real estate equity sharing agreements and other investments in real estate. We may also invest in real estate-related debt securities, and other real estate-related assets. Economic conditions greatly increase the risks of these investments (see "Risks Related to Our Investments"). The value of residential real estate in which we have an equity sharing agreement could decrease below the current market value. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon the experience and knowledge of our directors, officers, managers and advisors, including Matthew Sullivan, David Sterlitz, Brian Bailey and Robert Barr, to identify and structure suitable investments. To the extent that our Investment Manager, Officers and Directors' real estate and finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising capital without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and origination of Equity Instruments and investment opportunities would likely limit our ability to pay distributions to our members and lower their overall returns. Similar concerns arise when there are prepayments, maturities or sales of our investments. See "—Prepayments can adversely affect the yields on our investments" below.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not made any investments and have not yet acquired or identified a majority of the investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of most of the specific investments that we may make, except for investments that may be described in supplements to this offering circular.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in Equity Instruments and other real estate-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Investment Manager to select suitable and successful investment opportunities. Furthermore, our Investment Manager, Officers and Directors will have broad discretion in implementing valuation policies and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Officers and Directors and Investment Manager are not investors in the Company.

Except for reimbursable funds expended in connection with the organization of the Company and its offerings, our Officers, Directors and Investment Manager have not provided investment capital to Company in exchange for ownership in the Company.  Therefore, our Officers and Directors will have little exposure to loss in the value of the Tokens. Without this exposure, our investors may be at a greater risk of loss because our Officers and Directors does not have as much to lose from a decrease in the value of the Tokens as do those sponsors or managers who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a "best efforts" basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12-month period (although we may raise capital in other ways). If we raise the full $50,000,000, we expect the size of the real estate investments that we will make will average approximately $75,000 per asset. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset's performance would adversely affect our profitability will increase. Your investment in our Tokens will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our relationship with our Officers and Directors and Investment Manager or their Affiliates could hinder our operating performance and the return on your investment.

We will rely upon our officers and the Investment Manager to select and manage our portfolio of real estate assets. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our officers, the Investment Manager and their Affiliates as well as their respective real estate and debt finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the financial condition of, or our relationship with, the Officers and Investment Manager could hinder our ability to successfully manage our operations and our portfolio of investments.

There will be delays between the time an investor purchases Tokens and when the Company makes investments in Equity Instruments and Real Assets.

There may be a delay between the time an investor purchases Tokens and the time the proceeds of are invested in Equity Instruments and other real estate investments by the Company.  During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions which will not yield a return as high as the anticipated return to be earned on loans and property investments.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we intend to seek to list the Tokens on an approved alternative trading system or exchange in the near future, we are not required to pursue liquidity for the Tokens and cannot guarantee that any liquidity will be obtained. Market conditions, regulatory restrictions and other factors could prohibit or cause us to delay the listing of our Tokens on an approved token exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets.  If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on members, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated.  If we do not list our Tokens on a national securities exchange, pursue a liquidity transaction, or delay such a transaction due to market conditions, your Tokens may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without Tokenholder consent.

Our Officers, Directors, Management Company or Investment Manager may change our targeted investments and investment guidelines at any time without the consent of our equity holders, including the Token holders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our Tokens and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of Tokens or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to identify opportunities for Equity Instruments and investment opportunities, could result in our bankruptcy or other event which would have a material adverse effect on us and our members.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The QuantmRE Platform™ may not be widely adopted and may have limited users.

It is possible that the QuantmRE Platform™ will not be used by a large number of investors or homeowners or that there will be limited interest in investment opportunities presented on the QuantmRE Platform™. Such a lack of use or interest could negatively impact the development of the QuantmRE Platform™ and therefore the value of the Tokens.

The QuantmRE Platform development may never be completed, or may not be completed in the manner expected by management, which could materially adversely affect the rights of holders of Tokens.

It is possible that the QuantmRE Platform development will not be completed, depending upon the successful launch of this Offering, the amount of proceeds raised in this Offering and other financing activities and the steps required to complete the QuantmRE Platform development. In addition, it cannot be anticipated whether the QuantmRE Platform development will occur in the manner expected by management or if significant differences in the QuantmRE Platform™ may occur between the time of this Offering and the completion of the QuantmRE Platform development. Such a failure of, or substantial deviation from the currently anticipated, QuantmRE Platform development could negatively impact the development of the QuantmRE Platform™ and therefore the value of the Tokens.

Alternative networks may be established that compete with or are more widely used than the QuantmRE Platform™.

The QuantmRE Platform™ includes a hybrid of open source code and proprietary software. It is possible that alternative platforms, or other real estate crowdfunding platforms, could attempt to facilitate services that are materially similar to the QuantmRE Platform™ services. The QuantmRE Platform™ may compete with these alternative networks, which could negatively impact the QuantmRE Platform™ and the Tokens.

Our proposed QuantmRE Platform™ and our EQRE Tokens are new untested concepts and may not achieve market acceptance.

Our concept of creating a blockchain-based token security which is directly tied to real estate assets and trading network based on the QuantmRE Platform™ and Tokens is new and untested. There can be no assurance that our proposed QuantmRE Platform™ will achieve market acceptance. Investors acquiring Tokens will bear the risks of investing in a novel, untested type of securities transaction that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in real estate. Any failure of the QuantmRE Platform™ or the Tokens to perform as expected will have a material adverse effect on our prospects.

The QuantmRE Platform™ may be the targets of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches and the loss or theft of Tokens. If the QuantmRE Platform™ security is compromised or if the QuantmRE Platform™ is subjected to attacks that frustrate or thwart our users’ ability to access the platform, the Tokens or the products and services on such platform, users may cut back on or stop using the platform altogether, which could seriously curtail the utilization of the Tokens and cause a decline in the market price of the Tokens.

The QuantmRE Platform’s™ structural foundation, the hybrid open-source protocol and proprietary software, the software application and other interfaces or applications built upon such platforms are still in an early development stage and are unproven, and there can be no assurances that the QuantmRE Platform™ and the creating, transfer or storage of the Tokens thereon will be uninterrupted or fully secure which may result in a complete loss of users’ Tokens or an unwillingness of users to access, adopt and utilize the QuantmRE Platform™. Further, the QuantmRE Platform™ may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software or the platforms which may result in the loss or theft of Tokens. For example, if Tokens or the QuantmRE Platform™ are subject to unknown or known security attacks (such as double-spend attacks, 51% attacks, or other malicious attacks), this may materially and adversely affect the Tokens or the platform.

Risks Related to Real Estate Investments.

Our real estate investments will be subject to the risks typically associated with real estate.

Our Equity Instruments are contractual agreements to receive, upon the sale of a property, a capital sum based on a percentage of the equity value of the home owned by the homeowner.  Although a performance deed of trust representing the Equity Instruments will be filed as a lien against the property, such agreements do not constitute loans and therefore do not contain the rights to foreclose upon such agreements.  We will not know whether the values of the properties ultimately underlying the Equity Instruments will increase from or remain at the values existing on the dates of origination of those Agreements. If the values of the properties drop, our risk will increase because of the lower value of the property associated with such agreements the less revenue the Company will receive upon liquidation. In this manner, real estate values will impact the values of our investments. Therefore, our investments will be subject to the risks typically associated with real estate.  The value of real estate may be adversely affected by a number of risks, including:

·natural disasters such as hurricanes, earthquakes and floods;

·acts of war or terrorism, including the consequences of terrorist attacks;

·adverse changes in national and local economic and real estate conditions;

  ·an oversupply of (or a reduction in demand for) single family residential properties in the areas where investments are made;

 ·political changes, changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

 ·costs of remediation and liabilities associated with environmental conditions affecting properties; and

 ·the potential for uninsured or underinsured property losses.

The value of each investment is affected significantly by the potential and actual increase in value of the underlying property. Although most real estate markets for single family residential properties in which the Company plans to invest have enjoyed historical growth over the last decade, there is no assurance that such growth will continue or that the investments we make will not decrease in value. These factors may have a material adverse effect on the value that we can realize from assets we acquire.

We have no established investment criteria limiting the geographic concentration of our investments in real estate assets. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain real estate investments and other real estate-related assets in which we invest will give the Company contractual rights to receive equity appreciation in single family residential properties in a limited number of geographic locations. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our members.

Under a normal yield curve, an investment in our Equity Instruments will decline in value if long-term interest rates increase or if credit spreads widen. Furthermore, increases in interest rates will reduce the ability of the homeowners to refinance and therefore the ability to liquidate the property and the investment.  Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our members.

Real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate values are affected by a number of factors, including competition from other available properties, general real estate market values, general economic conditions, interest rates and wages. Real estate values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. Equity Instruments will be particularly illiquid investments due to their reliance upon the homeowners ability and willingness to sell their home and payoff the obligation.  As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments will adversely affect the value of our investments.

Some of our assets will be classified for accounting purposes as "available-for-sale." These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to members' equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both real estate and residential real estate properties.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Investment Manager and officers will value our potential investments based on yields and risks, taking into account estimated future losses on the real estate property and the estimated impact of these losses on expected future returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate investment market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our platform.

Our principal competitors include private equity funds, real estate investment trusts, hedge funds, private investors, institutional investors, others engaged in the mortgage property acquisition businesses as well as online lending platforms. Competition could result in reduced volumes, reduced fees or the failure of the Company to achieve or maintain more widespread market acceptance, any of which could harm our business. In addition, in the future we may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online real estate investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their investment platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.

Returns to members will be dependent upon liquidation proceeds received on the sale of real property assets.

With regards to Equity Instruments, the Company will only receive a return on its investment upon the sale or refinance of a property and only if sufficient equity exists in the property. If the Company does not receive any equity investment income under the corresponding Equity Instruments, returns to you will be correspondingly reduced in whole or in part. If the equity in a property decreases below the level of the debt on such property the Company will experience a loss.

The Equity Instruments are not guaranteed or insured by any third party.

The Equity Instruments (or the components thereof) will be recorded and constitute a lien upon the property in the form of a performance deed of trust. The Equity Instruments are not guaranteed or insured by any governmental agency or instrumentality or any third party. If a homeowner fails to sell or refinance the property as required, the Company will not receive any payments and will not receive proceeds until the collateral has been liquidated.  You will not be able to pursue collection against the homeowner, the Company or any other person and are prohibited from contacting the homeowner.

You may experience losses as the result of defaults on Equity Instruments.

If a corresponding underlying property decreases in value below the amount of the mortgage upon the property, you will lose part or all of your investment.

Economic factors may decrease values.

Values of our Equity Instruments may be significantly affected by economic downturns or general economic conditions beyond the Company's control and beyond the control of individual homeowners. In particular, loss rates on corresponding Equity Instruments may increase due to factors such as (among other things) local real estate market conditions, prevailing interest rates, the rate of unemployment, the level of consumer confidence, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.

Management discretion regarding Equity Instruments.

The Company and the Investment Manager will manage the Equity Instruments on behalf of the Company as they see fit.  The Investment Manager and Officers and Directors may use strategies that are not described herein, and these strategies may subject the Equity Instruments to additional risks.

Uninsured losses on the real estate investments will result in losses.

The Company will require title, fire and casualty insurance on the properties securing the Equity Instruments. The Company may also, but is not required to, arrange for earthquake and/or flood insurance. However, there are certain types of losses (generally of a catastrophic nature) which are either uninsurable or not economically insurable, such as losses due to war, floods or mudslide. Should any such disaster occur, the Company could suffer a loss of equity in the property.

Our incentive to make as many investments as possible may result in additional losses.

Substantially all of the Company's revenues are derived from interest generated through making or purchasing Equity Instruments. As a result, it has an incentive to finance as many Equity Instruments as possible to maximize the amount of fees and income is able to generate. Increased project volume increases the demands on its management resources and its ability to devote adequate attention and resources to the collection of corresponding Equity Instruments. In the event that the Company takes on asset volumes that exceed its ability to service outstanding corresponding Equity Instruments, our ability to make timely distributions will suffer.

The equity of the properties subject to the Equity Instruments may decline in value.

The value of the real property underlying the Equity Instruments will be subject to the risks generally incident to the ownership of residential real estate, including changes in general or local economic conditions, increases in interest rates for real estate financing, physical damage that is not covered by insurance, zoning, entitlements, and other risks.  A decline in property values could result in the underlying debt being greater than the property value, which would decrease or eliminate equity in such property, result in losses to the Company and which will affect your returns.

Although real estate assets are generally cyclical in nature, the Company's operating history since its inception does not yet span any prolonged down cycles in the real estate market.

Homeowners bankruptcies may affect the Company's ability to collect on loans which could affect your returns.

If the homeowner enters bankruptcy, an automatic stay of all proceedings against the homeowner’s property will be granted. This stay will prevent the Company from realizing upon its rights under the Equity Instruments unless relief from the stay can be obtained from the bankruptcy court, and there is no guarantee that any such relief will be obtained. Significant legal fees and costs may be incurred in attempting to obtain relief from a bankruptcy stay from the bankruptcy court and, even if such relief is ultimately granted, it may take several months or more to obtain. In such event, the Company will be unable to promptly exercise its rights and realize any proceeds from a property sale.

In addition, bankruptcy courts have broad powers to permit a sale of the real property free of the Company's lien, to compel the Company to accept an amount less than the amount due under the agreement.

Defaults under debt and foreclosures will significantly affect your returns.

Most of the properties for which the Equity Instruments relate will have mortgages or loans on such properties.  The Equity Instruments are subordinate to these loans and are subject to the risk that homeowners may default on the underlying loans.  Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the underlying loan could increase the likelihood of default and foreclosure and adversely affect the borrower's ability to refinance their loans at maturity.

The Company will look to the underlying property relating to the Equity Instruments to determine whether to make the investment.  To determine the fair market value of the property securing the loan, the Company will primarily rely on an appraisal, the Company’s opinion of value of the property, broker's price opinions (BPOs), competitive market analysis (CMAs) or other similar opinion.  Appraisals are a judgment of an individual appraiser's interpretation of a property's value.  Due to the differences in individual opinions, values may vary from one appraiser to another.  Furthermore, the appraisal is merely the value of the real property at the time the loan is originated.  Market fluctuations and other conditions could cause the value of real property to decline over time.

If the homeowner defaults on the primary loan, the lender may institute foreclosure.  If the lender forecloses upon the property, the Company will lose its entire investment.

Investments may be concentrated in the California real estate market.

The Company shall invest in Equity Instruments in various geographic locations within the United States, but the Officers and Directors has offices in California, and therefore might have Equity Instruments concentrated in California.  The Company may be dependent upon the continued demand for housing and residential property in that state. The Company's revenue and the value of its property portfolio may be disproportionately affected if California's economy and real estate markets suffer greater adverse impacts than the economies and real estate markets in other states or nationally due to local industry slowdowns and layoffs, changing demographics and other factors that result in oversupply of, or reduced demand for, commercial or residential properties in the region.

Risks Related to Compliance and Regulation

We are offering our Tokens pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Tokens less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Tokens less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Tokens less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Tokens, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our Tokens.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business

Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We expect that our investments in our wholly owned subsidiaries and our investments and the investments of our wholly owned subsidiaries in real estate mortgage secured loans will qualify the Company for exemption from registration and regulation under the Investment Company Act.  In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C).  We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in “mortgages and other liens on and interest in real estate,” or qualifying assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets

In that the Company’s investment model will be to invest in the Equity Instruments, which constitute an interest in and lien upon residential real estate properties which are qualifying assets, we believe that the investment by our subsidiaries will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

To ensure that neither we, nor our subsidiaries are required to register as an investment company, each entity shall be limited to the types of investment that it makes.  In addition, we, or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in assets that we would otherwise want to acquire. Although we and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

If we, or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business. Finally, if we were to become an investment company then we would not be permitted to rely upon Regulation A for future offerings of our securities, which may adversely impact our ability to raise additional capital.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Officers and Directors and may result in fines if we are deemed to have violated any regulations.

Laws intended to prohibit money laundering may require the Company to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury ("Treasury") to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network ("FinCEN"), an agency of the Treasury, has recently announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the Company or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our Tokens to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective members and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective member to produce any information required for verification purposes, an application for, or transfer of, our Tokens may be refused. We will not have the ability to reject a transfer of our Tokens where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Operating Agreement, are satisfied.

Equity Instruments may be subject to a variety of onerous regulations which may affect our ability to conduct our business.

Although the Company does not consider the Equity Instruments to be loans, if such agreements were considered loans secured by owner occupied residential properties, the Equity Instruments could be subject to certain provisions of the Truth-In-Lending Act and other applicable laws and rules concerning loans. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans secured by the borrower's principal dwelling with high interest rates or high up-front fees and charges where the loan funds are primarily used for personal, household or consumer purposes. In general, these home equity loans have annual percentage rates over eight percent (8%) greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of six percent (6%) of the total loan amount. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. Furthermore, the State of California and certain cities in California have enacted or may enact certain statutes and ordinances designed to discourage so-called "predatory" lending practices by mortgage lenders, usually involving persuading a borrower to accept a larger loan than is needed at a higher interest rate and other costs than could reasonably be obtained from other sources.

These statutes and ordinances place an almost insurmountable burden of proof on the lender to justify its loan terms and lending practices, at the risk of rendering the loan unenforceable.

Risks related to Blockchain Technologies and Digital Assets

The further development and acceptance of digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of cryptocurrency may adversely affect an investment in the Tokens.

A digital asset such as cryptocurrency may be used, among other things, to buy and sell goods and services. Digital asset networks are a new and rapidly evolving industry. The growth of the digital asset industry is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry include:

•	continued worldwide growth in the adoption and use of digital assets;

•	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of digital asset systems;

•	the maintenance and development of the open-source software protocol;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•	general economic conditions and the regulatory environment relating to digital assets.

A decline in the popularity or acceptance of digital assets may harm the market price of the Tokens. There is no assurance that any service providers necessary to accommodate the cryptocurrency network will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of cryptocurrency.

The regulatory regime governing the blockchain technologies, cryptocurrencies, tokens and token offerings such as the Tokens is uncertain, and new regulations or policies may materially adversely affect the development of the QuantmRE Platform™ and the utility of the Tokens.

Regulation of tokens (including EQRE) and token offerings such as this Offering, cryptocurrencies, blockchain technologies, and cryptocurrency exchanges currently is undeveloped and likely to rapidly evolve, vary significantly among international, federal, state and local jurisdictions and are subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future, adopt laws, regulations, guidance, or other actions, which may severely impact the development and growth of the QuantmRE Platform™ and the adoption and utility of the Tokens. Failure by the Company, Company management or certain users of the QuantmRE Platform™ to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

As blockchain networks and blockchain assets have grown in popularity and in market size, federal and state agencies have begun to take interest in, and in some cases regulate, their use and operation. In the case of virtual currencies, state regulators like the New York Department of Financial Services have created new regulatory frameworks. Others, as in Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, like New Hampshire, North Carolina, and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. Other states, such as Wyoming, have passed laws designed to foster the use and sale of cryptocurrencies. Treatment of virtual currencies continues to evolve under federal law as well. The Department of the Treasury, the Securities Exchange Commission (“SEC”), and the Commodity Futures Trading Commission (“CFTC”) for example, have published guidance on the treatment of virtual currencies. The IRS released guidance treating virtual currency as property that is not currency for US federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow this classification. The Commissioner of the SEC has informally stated that he believes the sale of tokens constitutes the sale of securities in almost all cases and the SEC has begun making enforcement actions against many of these issuers. Both federal and state agencies have instituted enforcement actions against those violating their interpretation of existing laws. The treatment of tokens and cryptocurrency in general is not consistent across government agencies and the Company offers no such tax advice. Purchasers of EQRE Tokens are advised to consult their own tax advisors.

The regulation of non-currency use of blockchain assets is also uncertain. The CFTC has publicly taken the position that certain blockchain assets are commodities, and the SEC has issued a public report stating federal securities laws require treating some blockchain assets as securities. To the extent that a domestic government or quasi-governmental agency exerts regulatory authority over a blockchain network or asset, the Tokens may be materially and adversely affected.

Blockchain networks also face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, South Korea and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Tokens Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact our business. The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to the adoption and utility of the Tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the value of the currency in which the Tokens may be exchanged, the value of the distributions that may be made, the liquidity of the Tokens, the ability to access marketplaces or exchanges on which to trade the Tokens, and the structure, rights and transferability of Tokens.

Investors may lack information for monitoring their investment.

The investor may not be able to obtain all information it would want regarding QuantmRE, EQRE Tokens or the QuantmRE Platform™ on a timely basis or at all. It is possible that the investor may not be aware on a timely basis of material adverse changes that have occurred with respect to certain of its investments. While QuantmRE has made efforts to use open-source development for the Tokens, this information may be highly technical by nature. As a result of these difficulties, as well as other uncertainties, an investor may not have accurate or accessible information about the QuantmRE Platform™.

If the QuantmRE Platform™ is unable to satisfy data protection, security, privacy, and other government- and industry-specific requirements, its growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm the QuantmRE Platform’s™ reputation, erode user confidence in the effectiveness of its security measures, negatively impact its ability to attract new users, or cause existing users to stop using the QuantmRE Platform™.

The further development and acceptance of blockchain networks, including the QuantmRE Platform™, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the QuantmRE Platform™ and the Tokens.

The growth of the blockchain industry in general, as well as the blockchain networks with which the QuantmRE Platform™ will rely and interact, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as blockchain networks, include, without limitation:

•	Worldwide growth in the adoption and use of Ethereum and other blockchain technologies;

•	Government and quasi-government regulation of Ethereum and other blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	The maintenance and development of the open-source software protocol of the Ethereum networks;

•	Changes in consumer demographics and public tastes and preferences;

•	The availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using fiat currencies or existing networks;

•	General economic conditions and the regulatory environment relating to cryptocurrencies; or

•	A decline in the popularity or acceptance of Ethereum or other blockchain-based tokens would adversely affect our results of operations.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of the QuantmRE Platform™ and the Tokens.

The prices of blockchain assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect our business, and the Tokens may also be subject to significant price volatility.

The prices of blockchain assets such as Bitcoin or Ethereum have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the Tokens may also be highly volatile. Several factors may influence the market price of the Tokens, including, but not limited to:

•	Global blockchain asset supply;

•

Global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online blockchain asset exchanges and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use;

•	Investors’ expectations with respect to the rate of inflation;

•	Changes in the software, software requirements or hardware requirements underlying the QuantmRE Platform™;

•	Changes in the rights, obligations, incentives, or rewards for the various participants in the QuantmRE Platform™;

•	Interest rates;

•	Currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of blockchain asset exchanges on which the Tokens may be traded and liquidity on such exchanges;

•	Interruptions in service from or failures of major blockchain asset exchanges on which the Tokens may be traded;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in the QuantmRE Platform™ or Tokens or other blockchain assets;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that affect the use of blockchain assets such as the Tokens;

•	The maintenance and development of the hybrid open-source and proprietary software protocol of the QuantmRE Platform™;

•	Global or regional political, economic or financial events and situations; or

•	Expectations among the QuantmRE Platform™ or other blockchain assets participants that the value of the Tokens or other blockchain assets will soon change.

A decrease in the price of a single blockchain asset may cause volatility in the entire blockchain asset industry and may affect other blockchain assets including the Tokens. For example, a security breach that affects investor or user confidence in Bitcoin or Ethereum may affect the industry as a whole and may also cause the price of the Tokens and other blockchain assets to fluctuate.

Investors may lose access to their Tokens due to loss of private keys, custodial error or purchaser error.

A private key, or a combination of private keys, is necessary to control and dispose of Tokens stored in a user’s digital wallet or vault. Thus, a loss of a user’s requisite private key(s) associated with such user’s digital wallet or vault storing Tokens could result in a loss of such Tokens. In addition, any third party that gains access to such private key(s), including by gaining access to a user’s login credentials of a hosted wallet service, may be able to misappropriate a user’s Tokens. Any errors or malfunctions caused by or otherwise related to the digital wallet or vault a user chooses to receive and store Tokens, including a user’s own failure to properly maintain or use such digital wallet or vault, may also result in the loss of a user’s Tokens. Failure to follow precisely the procedures set forth for buying and receiving Tokens, including, for instance, if a user provides the wrong address, or provides an address that is not ERC-20 compatible, may result in a loss of such user’s Tokens. Investors should be aware of such risk and the Company can make no assurances that a loss of a private key(s), and the resulting Tokens, will not happen.

There is a risk that the QuantmRE Platform, as developed, will not meet the expectations of users.

The QuantmRE Platform is presently under development and may undergo significant changes before release. Any expectations or assumptions regarding the form and functionality of the QuantmRE Platform or Tokens (including token behavior) held by a Purchaser, may not be met upon release, for any number of reasons, including mistaken assumptions or analysis, a change in the design and implementation plans, and execution of the QuantmRE Platform.

There is a risk of theft and hacking.

The QuantmRE Platform structural foundation, the open-source protocol, the software application and other interfaces or applications built upon the QuantmRE Platform are still in an early development stage and are unproven, and there can be no assurances that the QuantmRE Platform and the creating, transfer or storage of the Tokens will be uninterrupted or fully secure which may result in a complete loss of users’ Tokens or an unwillingness of users to access, adopt and utilize the QuantmRE Platform. Further, the QuantmRE Platform may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software or the QuantmRE Platform which may result in the loss or theft of Tokens. For example, if the Blockchain on which the Tokens are stored is subject to unknown and known security attacks (such as double-spend attacks, 51% attacks, or other malicious attacks), this may materially and adversely affect the value of the Tokens .

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our executive officers and affiliates.

Our executive officers, directors and advisors, including David Sterlitz, Matthew Sullivan, Brian Bailey and Robert Barr, are principals of other entities which provide loan origination, asset management, loan servicing and other services to the Company as well as other persons and entities.  All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in the Company's transactions with the executive officers, directors and advisors and their Affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, and its officers, directors and advisors will try to balance the interests of the Company with their own. It is the intention of the officers, directors and advisors to focus their activity on the Company and to this end grant the Company first right of refusal on any investment opportunity that such persons are made aware of that might reasonably fall within the investment criteria of the Company.  However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to members and the value of our Tokens.

Company management not required to devote full-time to management of Company.

The officers, directors and advisors are not required to devote their capacities full-time to the Company's affairs, but only such time as the affairs of the Company may reasonably require.

The Executive Officers, Directors, Investment Manager and their Affiliates and may compete with Affiliates of the Company

Though they currently have no intention to do so, there is no restriction preventing the officers, directors, and advisors, the Investment Manager or any of their Affiliates, principals or management from competing with the Company or sponsoring the formation of other investment groups like the Company to invest in similar areas.  If the Company or Investment Manager or any of their principals were to do so, then when considering each new investment opportunity, the Company, Investment Manager or such Affiliates or principals or would need to decide whether to originate or hold the resulting transaction in the Company, as an individual or in a competing entity.  This situation would compel the Investment Manager or Managing Company to make decisions that may at times favor persons other than the Company.  The Company has entered into indemnification agreements with the Company’s officers and directors as well as the Management Company.

The Officers and Directors of the Company and Investment Manager may engage in business with other companies, partnerships or businesses

The Company’s officers and directors, Investment Manager and their respective principals, directors, officers or Affiliates may engage, for their own account or for the account of others, in other business ventures similar to that of the Company, with an investment strategy which is similar to that of the Company, and neither the Company nor any member shall be entitled to any interest therein.  As such, there exists a conflict of interest on the part of the principals, directors, officers and Affiliates of the Company and the Investment Manager because there may be a financial incentive for the those persons to invest in, arrange or originate transactions for such other entities.  Further, the principals, directors, officers of the Company may be involved in creating additional real estate funds that may compete with the Company. We expect that we will establish and sponsor additional investment vehicles in the future that will originate, acquire or invest in real estate loans, real estate and other real estate-related assets. Any additional investment vehicles may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, the Investment Manager will allocate such opportunities between the Company and such other entities using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Investment Manager determines to be relevant, including:

·	the investment objectives and criteria of the Company and the other investment vehicles;
·	the cash position of the Company and the other investment vehicles;
·	the effect of the investment on the diversification the Company or the other investment vehicle's portfolio by type of investment, and risk of investment;
·	the anticipated cash flow of the asset to be acquired;
·	the income tax effects of the purchase;
·	the size of the investment; and
·	the amount of funds available.

The Company will not have independent management and it will rely on the Investment Manager and their respective managers, principals, directors, officers and/or affiliates for the operation of the Company.  The officers and directors, Investment Manager and these individuals/entities will devote only so much time to the business of the Company as is reasonably required.  The Company, the Investment Manager and their managers, principals, directors, officers and/or affiliates may have conflicts of interest in allocating management time, services and functions between various existing companies, and business ventures in they may be or become involved with.  Each of the officers and directors and the Investment Manager believes it has sufficient staff to be fully capable of discharging its responsibilities.

The Company may sell real estate assets to Affiliates.

In the event the Company becomes the owner of any real property or real estate assets, the Company’s first priority will be to arrange for the sale of the asset for a price that will permit the Company to recover the full amount of its invested capital plus other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  In order to facilitate such a sale, the Company may, but is not required to, arrange a sale to persons or entities controlled by it, (e.g. to another limited liability Company formed for the express purpose of acquiring foreclosure properties from lenders such as the Company).  The officers and directors will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction.  For example, the Company and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  The Company’s decision will not be subject to review by any outside parties.  The Company may sell a foreclosed property to an Affiliate at a price that is fair and reasonable for all parties, but no assurance can be given that the Company could not obtain a better price from an independent third party.

The Company shall attempt to resolve these conflicts by setting a purchase price for each Equity Sharing asset which is not less than any of the following: (i) the outstanding value of such asset, if any, at the time of sale; (ii) the amount of any third party offer already received, if any; or (iii) the total amount of the Company's investment in the asset. The Company's investment is deemed to include without limitation the following: the asset purchase amount, expenditures made to protect the Company's interest in the loan, all costs associated with management, any sales commissions, and any advances made by or on behalf of the Company for any of the foregoing.

Risks Related to Our Organization and Structure

Our Token Holders do not elect or vote on our Board of Directors and have limited ability to influence decisions regarding our business.

The Company is managed under the direction of our Board of Directors, which has the authority to hire the Management Company and Investment Manager.  The holders of the Tokens do not elect or vote on our Board of Directors, and, unlike the holders of common shares in the corporation, have no voting rights on matters affecting our business, and therefore no ability to influence decisions regarding our business.

Our Token holders will not have voting rights.

Our Token holders, as the holders of the Series T Preferred shares, will have no voting rights and therefore have no ability to elect directors or participate in the management of the Company.

The offering price of our Tokens was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until December 31, 2019, we expect to use the price paid to acquire a share in our offering as the estimated value of our Tokens. Thereafter, when determining the estimated value of our Tokens, the value of our Tokens will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our Tokens on an arbitrary basis. The selling price of our Tokens bears no relationship to our book or asset values or to any other established criteria for valuing Tokens. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the Tokens would trade if they were to be listed on an exchange or actively traded by broker-dealers.

After December 31, 2019, we will calculate our NAV per Token. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our Tokens may bear little relationship and will likely exceed what you might receive for your Tokens if you tried to sell them or if we liquidated our portfolio.

Your interest in us will be diluted if we issue additional Tokens, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any Tokens we issue in the future. Under our Certificate of Incorporation, we have authority to issue up to 100,000,000 Series T Preferred Shares (EQRE Tokens) although, under Regulation A, we are only allowed to sell up to $50 million of our Tokens in any 12-month period (although we may raise capital in other ways). After your purchase in this offering, our Board of Directors may elect to (i) sell additional Tokens in this or future public offerings, (ii) issue equity interests (including Tokens) in private offerings, or (iii) issue Tokens to our officers or directors, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Tokens.

The Tokens are subject to redemption by the Company.

The Board of Directors may elect to redeem all or a part of a holder’s Tokens interests for any reason upon thirty (30) days written notice to the Token holder at the then applicable repurchase price. The Board may also, by notice to a Token holder, force the sale of all or a portion of such Token holder's interest at the then applicable repurchase price and on such terms as the Board determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Board determines or has reason to believe that: (i) such Token holder has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such Token holder's interest in violation of the Certificate of Incorporation or Shareholder Agreement; (ii) continued ownership of such Tokens by such holders is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Company and the Token holders; (iii) continued ownership of such interest by such Token holder may be harmful or injurious to the business or reputation of the Company, or may subject the Company or any Token holders to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such holder in connection with the acquisition of such holder’s Tokens was not true when made or has ceased to be true; or (v) such Token holder's interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such Token holder.   Redemption of the Tokens may adversely affect investors or their investment portfolio.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our Token holders.

We believe that our organization, prior and proposed ownership and method of operation have enabled us, and will continue to enable us, to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our Token holders because:

•	we would not be allowed a deduction for dividends paid to Token holders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “U.S. Federal Income Tax Considerations” for a discussion of certain U.S. federal income tax considerations relating to us and our common shares.

Even if we continue to qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we continue to qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our Token holders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our Token holders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (“TRS”). Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to Token holders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our Token holders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our Token holders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. To the extent we invest in debt instruments, we generally will be required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our Token holders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is non-qualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis (for example if we charged our TRS interest in excess of an arm’s length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% (for taxable years beginning before January 1, 2019) or 20% (for taxable years beginning on or after January 1, 2019) TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. Token holders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income when paid to such Token holders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our Token holders and the ownership of our shares. We may be required to make distributions to our Token holders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our Token holders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total securities can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or real property interests. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our Token holders.

You may be restricted from acquiring, transferring or redeeming certain amounts of our Token sales.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our operating agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our operating agreement, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other Token holders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Token holders—Redemptions of Common Shares.”

The failure of an interest in an Equity Sharing Agreement to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We will invest in Equity Instruments, for which the Internal Revenue Service (the “IRS”) has not provided any rules of substantive law stating that such instrument will be treated by the IRS as a real estate asset for purposes of the REIT asset tests. To the extent that the IRS were to successfully challenge the classification of any of our investments in Equity Instruments it would adversely affect our REIT status.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The “taxable mortgage pool” rules may increase the taxes that we or our Token holders may incur, and may limit the manner in which we effect future securitizations.

Any borrowings incurred by us could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. Except as provided below, we generally would not be adversely affected by the characterization as a taxable mortgage pool so long as we own 100% of the equity interests in a taxable mortgage pool. Certain categories of Token holders, however, such as non-U.S. Token holders eligible for treaty or other benefits, Token holders with net operating losses, and certain U.S. tax-exempt Token holders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The ability of our Board to revoke our REIT qualification without Token holder approval may cause adverse consequences to our Token holders.

Our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our Token holders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to Token holders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our Token holders.

We may be subject to a 100% penalty tax on any prohibited transactions that we enter into, or may be required to forego certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, we may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. We intend to continue to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100% penalty tax on the gain from dispositions of property.

Additionally, we could be subject to this tax if we were to dispose of or securitize Equity Instruments (or portions thereof) in a manner that was treated as a sale of the assets for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of assets at the REIT level (and may conduct such sales through a TRS), and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our Token holders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our Token holders or us. We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our Token holders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of dividends.

Token holders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a Token holder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Our Board and Officers have limited experience managing a portfolio of assets owned by a REIT.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our officers and directors have limited or no experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Board or officers manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our common shares.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if we qualify as a REIT for U.S. federal income tax purposes, we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, per share trading price of our common shares and our ability to satisfy our principal and interest obligations and to make distributions to our Token holders could be adversely affected.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL OR OTHER PROFESSIONAL ADVISORS AS TO ANY LEGAL RESTRICTIONS ON THEIR ABILITY TO OWN THE TOKENS AND AS TO THE PRECISE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE TOKENS.

TOKEN ALLOCATION

The Company intends to allocate the maximum amount of EQRE Tokens qualified in this Offering in the manner set forth below:

Token Allocation	Amount of Tokens Allocated	Amount of Proceeds	Allocation Percentage
Tokens issued to investing public in this Regulation A Offering	5,000,000	$50,000,000	100%

Total	5,000,000	$50,000,000	100%

DETERMINATION OF OFFERING PRICE

The Offering price for the Tokens has been arbitrarily determined by the Company and may not bear any relationship to assets to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business.  The Company does not represent that the Tokens have or will have a market value equal to their offering price or could be resold (if at all) at their original offering price or at any price at all.

USE OF PROCEEDS

This Use of Proceeds section is based upon the amount of Tokens sold to the investing public pursuant to the Token Allocation set forth above. See “Token Allocation.”

We intend to use the net proceeds towards investing in and managing a diversified portfolio of real estate assets. We expect that any compensation and expenses payable to the officers and Investment Manager for their services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See " Compensation of Directors and Executive Officers" for more details regarding the fees that will be paid to our Managing Company and its affiliates. Many of the amounts set forth in the table below represent our Managing Company's best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in real estate assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

In the event that we sell less than the maximum amount of Tokens offered hereunder, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements; see “Compensation of Directors and Executive Officers.”

	Minimum Offering Amount (1)	Offering Amount %	Maximum Offering Amount	Offering Amount %
Gross Proceeds	$250,000.00	100%	$50,000,000.00	100%
Estimated Offering Expenses (2)	$250,000.00	0%	$0.00	0.00%
Net Proceeds	$250,000.00	100%	$50,000,000.00	100.0%
Estimated Amount Available for Investment	$250,000.00	100%	$50,000,000.00	100.0%
Total Use of Proceeds	$250,000.00	100%	$50,000,000.00	100%

[1] This is a "best efforts" offering. We will not start operations or draw down on investors' funds and admit investors as Token holders until we have raised at least $250,000 in this offering. Until the minimum threshold is met, investors' funds will be revocable and will be held in an escrow account with North Capital as escrow agent.  If we do not raise $250,000 within 12 months, we will cancel the offering and release all funds from escrow to the investors.

2 Amount reflected is an estimate and may be more or less than the estimate. The Management Company will be responsible for the payment of all expenses to third parties in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of Tokens, including, without limitation, non-accountable due diligence fee in the amount of $10,000 for filing and legal fees incurred by North Capital, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Tokens under federal and state laws, including taxes and fees and accountants' and attorneys' fees. See "Plan of Distribution."   None of the foregoing items shall be paid to or received by any underwriter or related person.

THE COMPANY

Summary of the Company and the QuantmRE Platform

In March 2018, Quantm,RE, Inc (the “Company”) was formed as a Delaware corporation. The Company was formed as an investment vehicle for the purpose of investing into Equity Instruments as offered on the QuantmRE Platform, a membership based real estate platform built on blockchain technology that facilitates the primary issuance of the EQRE Tokens which represent economic interest in real estate assets.

QuantmRE is designing its technology to enable real estate assets to be tokenized and traded. Our objective is to create EQRE Tokens as investment grade token which represent equity in the Company and an interest in its real estate assets. We plan to enable QuantmRE Network Members around the world to buy into and benefit from previously inaccessible real estate markets via the EQRE Token.

Access to the QuantmRE Network will only be available to Members via a “membership token.” The membership token will give Members the ability to sell fractions of the equity they have built up in their homes through Equity Instruments entered into with the Company. Upon qualification of this Offering, Members will also be able to purchase EQRE Tokens backed by these fractional real estate interests.  These EQRE Tokens will be tied to a pool of identifiable, physical real estate assets that have either been originated or curated by the Company.

Investment Rational and Market Opportunity

Housing represents the one of the largest sectors of the US and world economies.  In the US, between 15-18% of GDP is attributed to housing related activities, from employment, consumption, construction and financing. Investing in Single Family Residences (SFR) can represent a compelling investment opportunity. Over time, SFR performance has typically tracked or slightly outperformed inflation, i.e., generating a 4.2% annualized return over the last fifty years. For example, according to U.S. Census figures, the median valued home in the US in 1940 adjusted for inflation (in year 2000 dollars) was $30,600.

Today, the US median home price is $315,200 (as of October 4017), which is approximately $221,000 adjusted for inflation in year 2000 dollars. In addition, most single family residential investments, including owner-occupied residences, are generally acquired with some level of mortgage debt..

For Members of the QuantmRE Network, the market opportunity for a tradeable token linked to a pool of fractional equity interests cannot be overestimated.  Within the US, single-family residential housing represents $31.8 trillion, and globally, the market size exceeds $170 trillion. During 2017, there was over $2.0 trillion in mortgage financing consummated in the US, divided approximately equally between purchase money loans and re-financing. We believe that nearly a quarter of the mortgage market could benefit from additional equity as part of its financing.

The Platform

QuantmRE is building the first decentralized residential real estate marketplace. QuantmRE will enable ordinary people to invest in the $31.8 Trillion U.S. owner-occupied residential real estate market.  QuantmRE’s marketplace enables homeowners to unlock the equity in their homes without going further into debt.

Designed to allow investors to buy into and benefit from a previously untapped sector of the U.S. residential real estate market, the QuantmRE Network will provide a platform for the primary issuance of EQRE, which are designed to be investment-grade crypto currency tokens backed by fractional equity interests in single-family residences in the U.S.. This construct gives the average person entry to a unique class of property investment opportunities, and new and seasoned crypto currency holders an opportunity to invest in tokens with potentially lower market volatility.

Membership of the QuantmRE Platform is a prerequisite for a Member to access information and obtain the products and services that are offered to QuantmRE. In order to purchase a Membership, a person or entity must create an account by providing a username and an email address, together with other requirements that will enable QuantmRE to establish satisfactory completion of Anti-Money Laundering (AML), Know Your Customer (KYC), Source of Funds and other suitability screening.

Membership access to the QuantmRE platform will be required for the following access levels:

•User access enabling the purchase of EQRE Tokens.

•KYC, AML and other necessary vetting for the purchase of EQRE Tokens

Problems and Solutions

QuantmRE is a membership-based platform built on Blockchain technologies that potentially enables previously illiquid real estate assets to be made liquid and tradeable. Once the Platform has been fully delivered, it is anticipated that Members will be able to benefit from the following key solutions that QuantmRE will offer:

1.Gain access to capital to release the so-called ‘dead money’ that is locked up in the equity in their homes, without taking on more debt

2.Purchase Tokens – a securities token backed by a diversified, audited pool of real estate assets derived from the purchase of these equity interests in US single family owner-occupied homes

Problem 1: Releasing the value locked up in your home

Money-related worries are nothing new for American families. In 2016, The Atlantic reported that nearly 50% of all Americans would find it difficult to come up with just $400 for an emergency. Fast-forward to the end of 2017 and the beginning of 2018, and we find NBC reporting that 65% of Americans are actually losing sleep over money.

Home equity lines of credit (HELOCs) are a traditional way for homeowners to access cash based upon the equity in their home.  Homeowners might even be able to refinance and get a lower monthly payment thanks to the equity that they have built up, and if they were to choose to sell the home, the amount they were paid above the payoff amount for the mortgage would go to the homeowner.  However, these methods actually do nothing more than increase a homeowner’s debt.

QuantmRE’s Equity Sharing Solution

The Company will help homeowners release the value in their homes without taking on additional debt. Through our Equity Instruments, homeowners who own their home outright or which have a mortgage but have substantial equity can use that equity to obtain a capital payment that does not increase their overall debt.position.

For homeowners who wish to release their equity, the QuantmRE process works like this:

1.How much is my house worth?

The Company will give potential participants free access to a real time estimated market look at the value of the equity that could be released from their home.

2.Pre-Qualification

Members and non-Members will be able to submit a free online application that will enable the Company’s underwriting team to assess the potential for equity release or for other fractional equity products. Applicants will receive a pre-qualification decision.

3.Formal Offer

Members and non-Members will be able to complete their applications online. Once the transaction has been pre-qualified the Company will then carry out all of the underwriting and third party appraisal processes that are required to present a formal offer.

4.Completion

Once the formal offer has been created and signed by the applicant, the Company’s origination process is completed and the funds are paid to the applicant net of any transaction fees.

Problem 2: Crypto Currencies are volatile and unpredictable

Even for the top crypto currencies such as Bitcoin and Ethereum, volatility is a major factor and their value can fluctuate by a significant percentage on a daily basis. The price of most crypto currencies is purely determined by the marketplace, where buyers and sellers exchange coins and a price is discovered by supply and demand.  At the moment, crypto currencies are primarily held by investors and speculators seeking to profit from price appreciation. Few people hold and use crypto currencies as a store of value like they would a typical use fiat currency, such as US dollars, because this price fluctuation makes it difficult to predict the value that is being held.

If crypto currencies and the Blockchain are to be used as a viable alternative infrastructure for a modern financial ecosystem with fewer intermediaries, fees, and friction, then it is likely to be a requirement that the volatility of that crypto currency be low and the price levels be relatively stable and predictable. Some ‘stablecoin’ crypto currencies (such as Tether) seek to fill this need. However today these are either fiat-pegged crypto currencies that have limited possibility of appreciation or purport to deliver stability through algorithmic means that are unproven and carry unpredictability risk. Although there a place for volatile crypto currencies, in order for there to be mass adoption of a crypto currency that acts as a reliable value transfer it must have lower volatility and price levels that are more stable and predictable.

A Potential Solution – EQRE Tokens – a crypto currency backed by real estate assets

The EQRE Token, which will be offered for sale by the Company as a primary issuance via the QuantmRE platform. The EQRE Tokens will be registered and unrestricted securities and may, subject to qualification and compliance with applicable regulations, be traded in the secondary market when and if alternative trading systems are approved by the SEC as token exchanges and the EQRE Tokens are listed upon such exchanges.

The EQRE Token will represent ownership in the Company and a pool of real estate assets held and managed by the Company on behalf of its token-holding owners. These EQRE Tokens will be newly created, adding to the total supply, with the funds accepted for the new tokens added to the asset pool itself. Thus, the EQRE Tokens supply will grow proportionately to the assets acquired and the overall NAV of the Company and therefore the token value in the primary market will remain undiluted.  The Company will use the funds from the sale of the EQRE Tokens– now in the asset pool – to make real estate purchases, primarily from those identified through the QuantmRE platform where individuals will seek to release equity in their homes.

EQRE is designed to operate as a ‘Stablecoin’. Stablecoins have the potential to increase the use of crypto currencies and introduce them into mainstream usage. This is due to the anticipated reduction of the typical price volatility that most crypto currencies suffer from, whilst leveraging the benefits of Blockchain technology. EQRE is designed to operate as a ‘stablecoin’ which is backed not by a simple fiat peg but by real estate equity which can be measured and valued using trusted third party valuation methodologies.

EQRE Valuation methodologies

The value of the pool of assets will be regularly evaluated and published by the Company as a net asset value (NAV) per token. The price of each EQRE token that is offered by the Company in the primary issuance will be at its NAV, which is calculated as follows:

NAV = AUM / S, where AUM is the current value of the assets under management, and S is the total supply of EQRE Tokens.

EQRE Net Asset Value Calculation Process

Until December 31, 2019 the price of the Tokens will be $10.00 per Token.  After such time, the Token price will be based upon NAV, as updated quarterly.  The Company will calculate and provide the relevant net asset value (NAV) for the investment tokens on a quarterly basis by the Company’s internal accountants using a process that reflects several components, including (1) estimated values of each of our real estate assets and investments, as determined by such asset management team, including related liabilities, based upon reports of the underlying real estate provided by an independent valuation expert or by the Company, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of periodic distributions and (4) estimated accruals of operating revenues and expenses.   Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“GAAP”), and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.  In instances where an appraisal of the underlying real estate asset is necessary, including, but not limited to, instances where management is unsure of its ability on its own to accurately determine the estimated values of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per Token. See “The EQRE Tokens—Valuation Policies” for more details about our NAV and how it will be calculated.

Our internal accountants’ valuation of the real estate underlying these assets is subject to a number of judgments and assumptions that may not prove to be accurate.  The use of different judgments or assumptions would likely result in different estimates of the value of the real estate underlying our assets.  Moreover, although we evaluate and provide our NAV per Token on a quarterly basis, our NAV per Token may fluctuate daily, so that the NAV per Token in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Tokens in a market transaction.  Further, our published NAV per Token may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable.  Any resulting potential disparity in our NAV per Token may be in favor of either Tokenholders who redeem their Tokens, or Tokenholders who buy new Tokens, or existing Tokenholders. In addition, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.   See “The EQRE Tokens.”

Our goal is to provide a reasonable estimate of the market value of the underlying real estate investment on a quarterly basis based on a transparent and published methodology.  However, as with any real estate valuation, the conclusions reached by our internal accountants will be based on a number of subjective judgments and assumptions about future events that may or may not prove to be correct.  The use of different judgments and assumptions would likely result in different estimates of the value of our commercial real estate assets and investments.

Real Estate Asset Valuation Methodology

For the purposes of determining the NAV, the valuation method of the single-family real estate equity underlying the Tokens will be based upon the following assumptions broken down by material property type:

Primary:

•Review most recent third-party appraisal or Broker Price Opinion (BPO)

•Factor in Improvement costs

•Factor in Value of Comparable Home Sales in the Local Market

Secondary:

•Ascertain current third-party appraisal / BPO

We are required to make a number of judgments in applying valuation policies, and different estimates and assumptions in the application of these policies could result in changes to our calculation of NAV.  Various assumptions and estimates are used in the calculation of our NAV, including estimates related to asset and liability valuations (or potential impairments). Often these estimates require the use of market data values that may be difficult to assess. Different assumptions in the application of these methods could result in material changes to our NAV.  For example, in valuing single family residential properties, we have assumed that this comparable home sales in the area is the single most important factor and given less weight to the local market activity or home sales in general.

EQRE Legal Structure

The EQRE Token constitutes and represents Series T preferred stock in the Company as set forth in the Company’s Certificate of Incorporation.  The Company has authorized 200,000,000 million shares, of which 100,000,000 shares are designated as common stock, and 100,000,000 shares are preferred stock, all of which are designated as Series T preferred stock and are represented by the EQRE Tokens. The EQRE Tokens, or Series T preferred stock, have limited voting rights and entitle the holders to receive distributions as circumstances dictate at the discretion of our Board of Directors. Any distributions we make will be at the discretion of our Board of Directors, and will be based on, among other factors, our present and reasonably projected future cash flow.  We expect that the we will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets and may be substantially less than the distribution rate that was payable while the distribution support commitment was in effect.  In addition, the Company’s discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our holders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, the Company will make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “The Tokens” and “U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets.  Our goal is to provide a reasonably predictable and stable level of current income, through regular distributions, while at the same time maintaining a fair level of consistency in our NAV.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Why Blockchain?

Blockchain can help us enable decentralized trust in ways that were not previously possible. QuantmRE seeks to utilize these new capabilities to create a trusted network for members to freely analyze, review and invest in real estate assets.

Blockchain technology has been widely recognized as the driver of the next seismic shift, comparable to the impact of the Internet in the 1980s. Integrating blockchain technology into the QuantmRE Platform™ will not only enable solutions to long-standing barriers to real estate investing, it will fuel the growth of the QuantmRE community with the power of cryptocurrency and anchor QuantmRE firmly in a prime position to be a leader in real estate based cryptocurrency investing.

Blockchain technology streamlines a comprehensive ecosystem around open technologies, empowering the QuantmRE Platform™ and community with a framework real estate investing based on blockchain transactions.

Competition

Our net income depends, in large part, on our ability to originate investments with attractive risk-adjusted yields. In originating these investments, we compete with specialty finance companies, hedge funds, private funds, mortgage lenders, banks, private lenders and other entities, as well as online lending platforms, many of which have greater financial resources and lower costs of capital available to them than we have. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in acquiring the assets that we have targeted. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct and from any undistributed funds from our operations. As of the date of this offering circular, we not made any investment. For information regarding the anticipated use of proceeds from this offering, see " Use of Proceeds."

We will not commence operations unless we raise a minimum of $250,000 in gross offering proceeds.  If we are unable to raise substantially more than $250,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses related to reporting obligations under Regulation A, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

THE TOKENS

The EQRE Tokens

The following descriptions of our EQRE Tokens, certain provisions of Delaware law and certain provisions of our certificate of formation and operating agreement, are summaries and are qualified by reference to Delaware law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Where You Can Find More Information.”

General

We are a Delaware corporation organized on March 14, 2018 under the Delaware General Corporations Act, issuing EQRE Tokens, which represent shares of Series T Preferred Stock (“Tokens”). Our Certificate of Incorporation provides that we may issue up to 100,000,000 shares of Series T Preferred Stock, which may be issued in a tokenized/digitized format, in this case the EQRE Tokens.

All of the Tokens offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Tokens, the holders of such Tokens are not liable to us to make any additional capital contributions with respect to such shares. Holders of Tokens have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

We have a December 31 fiscal year end. In addition, we elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2018.

Dividends

While we are under no obligation to do so, we expect that we will declare dividends with a daily record date and pay distributions bi-annually in arrears in amounts similar to those previously declared. However, there can be no assurance as to whether dividends will be declared or the amount of such dividends. Token holders will be entitled to declared dividends on each of their Tokens from the time the Tokens are issued to the Token holder until the redemption date as described below in “—Redemption Plan”.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Board of Director, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to holders. We are also authorized to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash dividends may cause Token holders to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our Tokens on an exchange or other trading market, nor is it expected that a public market for the Tokens will develop. We also do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).

 Voting Rights

Our Token holders will have no voting rights.

Liquidation Rights

In the event of a liquidation, termination or winding up of our Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of the Token holders, which will share in our funds remaining for distribution pro rata in accordance with their respective interests in our Company.

Transfer Agent and Registrar

We intend to enter into an agreement with Computershares, whereby Computershares will act as our registered transfer agent.

 Other Tokens

Other tokens may be created and issued within the QuantmRE Platform™ for other investment opportunities such as fractionalized interests in the Equity Instruments.

Summary of the EQRE Tokens & Conversion and Voting Rights

Security:	EQRE Tokens which constitute and represent Series T Preferred Shares.

Voting Rights:	Holders of Tokens do not have voting rights. Holders of Tokens have no voting rights with respect to the governance of the Company or the election of Company management.

Transferability:	Tokens will be freely transferable.

Distributions:	Holders of Tokens have rights to distributions or dividends of the Company.

Liquidation Preference:	Holders of Tokens have rights to liquidation proceeds of the Company.

Stockholders:	Holders of Tokens are “stockholders” of the Company as such term is used in the Delaware General Corporation Law.

The above information is a summary only and is qualified by reference to the entire Stockholders’ Agreement of the Company and the Certificate of Incorporation, as may be further amended and restated from time to time. Investors should carefully read the entire agreements set forth on the Exhibits prior to investing in this Offering.

See “Risk Factors – Risks Related to the Offering” for a discussion of the limited public market and other consideration with respect to the Tokens.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 5,000,000 EQRE Tokens at $10.00 per Token, on a best-efforts basis, for an aggregate amount of $50,000,000, in a “Tier 2 Offering” under Regulation A. The minimum number of Tokens that needs to be sold in order for funds to be released to the Company for this Offering to close is 25,000. The minimum number of subscriptions required per investor is 100 Tokens ($1,000), and subscriptions, once received, are revocable until they become irrevocable when both the offering circular is qualified by the SEC and the subscriptions are accepted by the Company. The Company expects to accept all subscriptions up to the maximum amount after this offering statement is qualified and to accept subscriptions and close on investments on a “rolling” basis. There is no escrow established for this Offering. The Tokens will be issued in book-entry electronic form only, provided that subsequent transfers of the Tokens will be recorded on the Ethereum blockchain and possession of the Token will signify ownership. Computershares is the transfer agent and registrar for the EQRE Tokens. Computershares is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Transfer Agent Act. Their procedures and transactions are regulated and audited by the Securities and Exchange Commission.

This is a Regulation A, Tier 2 offering. The Company reserves the right to engage one or more agents, broker- dealers or other financial advisors in connection with the sale of the Tokens. Such agents, broker dealers or other financial advisors may be entitled to payments of fees, commissions, discounts and/or other remuneration as permitted by applicable law. Generally, unless otherwise indicated in any applicable supplement to this offering circular, any agent, broker-dealer or other financial advisor will be acting on a “best efforts” basis for the period of appointment. Such agents, broker-dealers and other financial advisors may be entitled under relevant placement agent or other agreements to indemnification by the Company against certain civil liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, broker-dealers and other financial advisors may be required to make in respect thereof. Agents, broker-dealers and other financial advisors may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business. We have not entered into selling agreements with any broker-dealers to date.

If any Purchase Agreement for the purchase of Tokens is rejected by the Company in its sole discretion, then the Purchase Agreement and the funds for such investor shall be returned to the rejected investor without interest within fifteen (15) business days from the date of rejection. Any payments made in Bitcoin, Ethereum or any other non-U.S. Dollar currency may be converted into U.S. Dollars at any time after receipt by the Company. If the Company is to return funds to an investor, it may return funds in the form of U.S. Dollars and the Company will not be responsible for any fluctuations in price of such non-U.S. Dollar currency.

Upon closing under the terms as set out in this offering circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular). There is no escrow established for this Offering.

In order to facilitate investment in the Offering, individual investors may attempt to negotiate terms for the Tokens different from those described in this offering circular. In the event and to the extent that any investor is offered terms related to the Tokens that are different from those described in this offering circular, we will amend and/or supplement this offering circular to advise that all offerees shall be offered the same terms.

The Company may raise additional funds in the future by means of a follow-on offering and the issuance of additional securities. A follow-on offering would be open to additional investors; provided, however, that all investors in this Offering would be entitled to join such follow-on offering and subscribe for an amount of securities pursuant to the terms and conditions of the follow-on offering.

In order to purchase the Tokens, a prospective investor must complete and electronically sign and deliver a Purchase Agreement to us, the form of which is attached as an exhibit to this offering statement, to which this offering circular relates, and send payment to us by check, wire transfer, ACH in Bitcoin or Ethereum as further described in the Purchase Agreement. Prospective investors must answer certain questions to determine compliance with the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, which is described more fully, below. This investment limitation does not apply to “accredited investors”, as that term is defined in Rule 501 under the Securities Act.

This Offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular, and nowhere else, in connection with any decision to invest in Tokens.

Limitations on Your Investment Amount

Non-Accredited Investors

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

Accredited Investors

There is no limit to the amount of investment made by accredited investors. To be an accredited investor, an investor must meet one of the following:

(1) An individual who had income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the coming year;

(2) An individual who has a net worth (or joint net worth with his or her spouse) in excess of $1,000,000 (excluding the value of such individual’s primary residence);

(3) An individual retirement account (“IRA”) or revocable trust and the individual who established the IRA or each grantor of the trust is an accredited investor based on (1) or (2) above;

(4) A self-directed pension plan and the participant who directed that assets of his or her account be invested in the Company is an accredited investor on the basis of (1) or (2) above and such participant is the only participant whose account is being invested in the Company;

(5) A pension plan which is not a self-directed plan and which has total assets in excess of $5,000,000;

(6) An irrevocable trust which consists of a single trust (i) with total assets in excess of $5,000,000, (ii) which was not formed for the specific purpose of investing in the Company and (iii) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risk of the prospective investment;

(7) A corporation, partnership or a Massachusetts or similar business trust, that was not formed for the specific purpose of acquiring an interest in the Company, with total assets in excess of $5,000,000; or

(8) An entity in which all of the equity owners are accredited investors.

For general information on investing, we encourage you to refer to www.investor.gov.

Foreign Restrictions on Purchase of Tokens

The Company has not taken any action to permit a public offering of the Tokens outside the United States or to permit the possession or distribution of this offering circular outside the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of the offering circular outside the United States.

Offering Period and Expiration Date

The Company expects to commence the Offering on or within two (2) calendar days of the date the offering circular is qualified by the SEC. The Offering will terminate on the first of: (i) all of the Tokens offered are sold; or (ii) the close of business thirty-six (36) months after the date that this Offering is deemed qualified by the SEC, unless sooner terminated by the Company.

Testing the Waters and Procedures for Subscribing

The Company will use its existing website, www.QuantmRE.com, to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you would go to www.QuantmRE.com and click on the “Learn More” button. The QuantmRE website will redirect you, as a prospective investor, via the “Learn More” button to a page on the website where prospective investors are asked to provide certain information about themselves, such as his, her or its name, e-mail address, and the interest in learning more about this token sale, constituting a non-binding indication of interest (“Interest Holders”). This offering circular as well as amendments to this offering circular prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well. All Interest Holders have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on the website.

Potential investors, including, but not limited to Interest Holders, may at any time make revocable offers to subscribe to purchase shares of our EQRE Tokens. Such revocable offers will become irrevocable when both the offering statement is qualified by the SEC and the subscriptions are accepted by the Company.

EQRE Tokens Eligible for Future Sale

Prior to this Offering, there has been no public market for the Company’s Tokens.

Updates of Information

In compliance with Rule 253(e) of Regulation A, the Company shall revise this offering circular during the course of the Offering whenever material developments have occurred, there has been some fundamental change in the information initially presented, or if any information herein has become false or misleading in light of existing circumstances. Such updates shall also be provided to include updated annual financial statements and shall be filed as an exhibit to the offering statement and be requalified under Rule 252.

Expenses

Under a Management Agreement dated, QuantmRE Manager, LLC will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC; (b) all fees and expenses relating to the registration or qualification of the Tokens as required under state blue sky laws, including the fees of counsel selected by us; (c) the costs of all preparing and printing of the offering documents; (d) the costs of preparing, printing and delivering any documents/certificates representing the Tokens, if any; (e) fees and expenses of the transfer agent, if any, for the Tokens; and (f) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $500,000.  These fees will constitute a capital contribution by the Manger in consideration for its receipt of the Common Shares.

State Blue Sky Information

We intend to submit notice filings regarding this Offering and sales to retail investors in various states as may be required under applicable state blue sky laws. Following this Offering, we intend to comply with the ongoing reporting requirements of Regulation A and file annual reports on Form 1-K, semiannual reports on Form 1-SA, and current event reports on Form 1-U. We intend to submit filings to qualify the Tokens for secondary trading in such states as determined by our management.

If we fail to comply with state securities laws where our securities our sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with state blue sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular, identifying important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Management’s Discussion & Analysis of QuantmRE

Overview

QuantmRE, Inc was incorporated in March 2018, in the state of Delaware. Our headquarters are located in Tucson, Arizona. When the QuantmRE Platform™ is completed, we will offer a blockchain based real estate investment platform.

Results of Operations

For the period from March 2018 to August 31, 2018, we did not generate any revenue nor did we incur any expenses. Expenses associated with this offering have been incurred and paid by the Management Company.

Liquidity and Capital Resources

In consideration for the purchase of 1,000 Common Shares, the Management Company, as the sole owner of our common shares, has undertaken, up to a limit of $250,000, to pay all expenses to third parties in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of Tokens, including, without limitation, non-accountable due diligence fee in the amount of $10,000 for filing and legal fees incurred by North Capital, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Tokens under federal and state laws, including taxes and fees and accountants' and attorneys' fees. See "Plan of Distribution."   None of the foregoing items shall be paid to or received by any underwriter or related person.

The Management Company intends to continue to fund our operations as stated above. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. Accordingly, our independent auditors report includes a paragraph regarding substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

Financial assets and liabilities whose values are based on the following:

•quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

•quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

•pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

•pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the "bid" price at the close of business on such day and if sold short at the "asked" price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally, these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 "Fair Value Option for Financial Assets and Financial Liabilities" ("ASC 825") provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 "Accounting for Certain Investments in Debt and Equity Securities" ("ASC 320"). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

We will recognize interest income from our real estate investments on a cash basis over the life of the investment. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 "The Meaning of Other than Temporary Impairment and its Application to Certain Investments." If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate investment losses based upon a periodic review of the shared equity investments. Income recognition will generally be suspended when, in the opinion of management, a full recovery of principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office(1)
Matthew Sullivan	Chief Executive Officer, Secretary and Director	53
David Sterlitz	Director	46
Robert Barr	Director	49

The Company is managed by QuantmRE Manager, LLC, and its officers, managers and advisors are:

Name	Position	Age	Term of Office(1)
Matthew Sullivan	Chief Executive Officer, Secretary and Manager	53
David Sterlitz	Advisor and Operations Manager	46
Robert Barr	Chief Financial Officer and Manager	49

Brian Bailey	Advisor and Manager, Operations	47

(1)	The term of office is one year, or until the appointment of their respective successor

Matthew Sullivan, Chief Executive Officer, Secretary, Director and Manager of QuantmRE Manager, LLC

Matthew Sullivan founded Quantm.One, Inc in December 2017 and is the visionary behind the QuantmRE Network.   He was the co-founder of Secured Real Estate Income Strategies, LLC, a real estate debt fund established in June 2016. Since January 2015 Mr. Sullivan has been the president of Crowdventure, a real estate crowdfunding company. Prior to that (Nov 2012 – September 2014) he was president of Clearway Sustainability Solutions Ltd, a UK based company that provided corporations with sustainability solutions and access to the global carbon markets.. Mr. Sullivan went to Westminster School in London, UK and studied Law at Birmingham University before pursuing a career in finance and stockbroking, specializing in the South East Asian markets. In 1997 he chose an entrepreneurial path and founded Europe's first internet billing application service provider. Since then his career has been focused on finance and technology.

Dave Sterlitz, Director, Advisor and Operations Director of QuantmRE Manager, LLC

Dave Sterlitz serves as an Advisor to QuantmRE Manager and leads the shared equity operation of the QuantmRE Network.  Prior to serving as an Advisor to QuantmRE Network, Mr. Sterlitz was General Counsel and Chief Compliance Officer for EquityKey, LLC, one of the first companies to enter the shared equity market.  Mr. Sterlitz has served in senior legal roles such as Managing Director and Chief Legal and Compliance Officer for nearly two decades at some of the largest financial institutions in the world, including MUFG Americas, HSBC and Wachovia Bank.  An acknowledged expert in the field, Mr. Sterlitz has been involved in the equity share sector since its inception.  Mr. Sterlitz is an Executive Member of the Board of Directors for Junior Achievement of San Diego and holds a Juris Doctorate degree from Emory University School of Law.

Robert Barr, Director, Director, Chief Financial Officer of QuantmRE Manager, LLC

Mr Barr joined QuantmRE as its CFO in August 2018. Mr Barr is the Founder and President of Good Steward Capital Management, Inc ('GSCM') since January 2012. The Good Steward companies provide specialized services to the real estate and real estate financing industry including capital management, loan servicing, fund administration, and mortgage brokering. Prior to founding GSCM he was a financial adviser at H. Beck, Inc (June 2009 – January 2012). Robert joined the U.S. Navy as a Cryptologist in 1988 and served 6 years. After being awarded the Navy Achievement Medal in 1991 and serving in several critical positions, Robert left the Navy with a goal of taking his wealth of international experience and objective analytical skills to private sector business and finance. With over 23 years of business and finance experience, Robert has held positions ranging from Owner, CFO, CEO, and Financial Advisor. As a Financial Advisor Robert successfully managed million dollar fixed income portfolios through the height of the financial crisis..

Brian Bailey, Advisor and Manager, Operations

Brian has over 20 years’ experience leading operations, product and technology teams at industry leaders like Capital One, HSBC, CoreLogic and Deloitte Consulting and was part of the executive team that originally brought equity share products to home finance.

Disclosure of Family Relationships

None.

Involvement in Certain Legal Proceedings

None.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following persons constitute officers, advisors and/or principals of the Management Company and as such shall be entitled to receive management fees in the amount of 2% of the total NAV of the Company’s investments, and an investment origination fee in the amount of 3-5% of the investment amount (such origination fee to be paid by the recipient of the equity release funds).

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Matthew Sullivan	Chief Executive Officer, Secretary and Director	$0	$0	$0
Dave Sterlitz	Director, Advisor and Operations Director	$0	$0	$0
Robert Barr	Chief Financial Officer and Director	$0	$0	$0

Brian Bailey	Advisor and Manager, Operations	$0	$0	$0

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding voting securities as of September 30, 2018 for QuantmRE (as qualified in the footnotes thereto) by:

•	Each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities, as applicable;

•	Each of the Company’s directors, as applicable;

•	Each of the Company’s executive officers, as applicable; and

•	All of the Company’s directors and executive officers, as applicable, as a group.

Beneficial Ownership of the Company

The Company’s issued voting securities consist of 1,000 shares of Common Stock which have been issued to the Management Company.  Preferred securities consist of the non-voting Series T Preferred Stock (EQRE Tokens). Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this offering circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this offering circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o QuantmRE Inc., 2090 N. Kolb Road Suite 120, Tucson, AZ 85715

All of the 1,000 issued shares of Class A Common Stock are owned by QuantmRE Manager, LLC, a Nevada limited liability company.  QuantmRE Manager, LLC is wholly owned by Quantm One, Inc., a Delaware corporation which is owned by Matthew Sullivan and Mark Read via their interest in Crowdventure, LLC and Dave Sterlitz & Brian Bailey via their interests in Q_OWN Holdings, LLC.

	Total Shares of Company Common Stock Beneficially Owned
Shareholder	Amount	Percentage
Matthew Sullivan (1)	313	31.32%
Dave Sterlitz (3)	54	5.38%
Brian Bailey (4)	32	3.23%
Mark Read(5)	299	29.85%
John Livesay(6)	122	12.24%

(1)Beneficially owned by Mr. Sullivan by virtue of his ownership in Crowdventure, LLC and itsownership in Quantm One, Inc., the owner of QuantmRE Manager, LLC, the sole holder of the Common Shares.

(2)Beneficially owned by Mr. Sterlitz by virtue of Q_Own Holdings, LLC’s ownership in Quantm One, Inc., the owner of QuantmRE Manager, LLC, the sole holder of the Class A Shares.

(3)Beneficially owned by Mr. Bailey by virtue of Q_Own Holdings, LLC’s ownership in Quantm One, Inc., the owner of QuantmRE Manager, LLC, the sole holder of the Class A Shares

(4)Beneficially owned by Mr. Read by virtue of his ownership in Crowdventure, LLC and its ownership in Quantm One, Inc., the owner of QuantmRE Manager, LLC, the sole holder of the Class A Shares.

(5)Beneficially owned by Mr. Livesay’s ownership in Quantm One, Inc., the owner of QuantmRE Manager, LLC, the sole holder of the Class A Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or “the Company” means only Quantm.One, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as:

·	U.S. expatriates;

·	persons who mark-to-market our common shares;

·	subchapter S corporations;

·	U.S. holders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

·	financial institutions;

·	insurance companies;

·	broker-dealers;

·	REITs;

·	regulated investment companies;

·	trusts and estates;

·	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

·	persons holding our common shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

·	persons subject to the alternative minimum tax provisions of the Code;

·	persons holding our common shares through a partnership or similar pass-through entity;

·	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

·	tax exempt organizations, except to the extent discussed below in “—Taxation of the Company—Taxation of Tax Exempt U.S. Shareholders;” and

·	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of the Company—Taxation of Non-U.S. Shareholders.”

·	This summary assumes that token holders will hold Tokens as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

·	For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

·	a citizen or resident of the United States;

·

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

·	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

·

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. holder is a beneficial owner of a Token who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Token who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. holder is a beneficial owner of our Tokens who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR

REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be treated as a REIT under the Code, commencing with the taxable year ended December 31, 2019 A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we continue to qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our holders. This treatment substantially eliminates the “double taxation” at the corporate and holder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the holder level, upon a distribution of dividends by the REIT.

Even if we continue to qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our holders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS and between any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a holder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the holder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the holder’s basis in our Tokens.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•

We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on UBTI or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)

commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)

that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations promulgated thereunder; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager.  Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2).  Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). We believe that the shares sold in this offering will allow us to timely comply with conditions (5) and (6). However, depending on the number of holders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our operating agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

For purposes of condition (9) above, we will have used and will continue to use a calendar year for U.S. federal income tax purposes, and we intend to continue to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, under recently enacted rules that take effect for taxable years beginning after December 31, 2017, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our holders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to holders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools. An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

·	substantially all of its assets consist of debt obligations or interests in debt obligations;

·	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

·	the entity has issued debt obligations that have two or more maturities; and

·	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s holders. See “—Excess Inclusion Income.”

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any non-qualifying income generated, or non-qualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be non-qualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “– Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

Gross Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. For purposes of the 75% income test, gain from the sale or disposition of a debt instrument of publicly offered REITs that are not secured by mortgages on real property or interests in real property is non-qualifying income.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not in the past, and do not anticipate in the future, deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also have not in the past and do not anticipate in the future, deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Interest Income

Except as provided below, interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset (as discussed below under “ – Asset Tests”) and all interest shall be qualifying income for the purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

In the event a mortgage loan is modified, with the exception of loans secured by both real property and personal property in which the fair market value of the personal property does not exceed 15% of the total fair market value of all such property, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are equity sharing agreements entered into with homeowners, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test. In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or non-qualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in non-qualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such non-qualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from our TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our loans as debt for U.S. federal income tax purposes. In the event the IRS were successful in such a challenge, all or a portion of the income from such loans could be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and in any event such income will likely be income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may originate debt instruments or mortgage backed securities at a discount from face value. To the extent we originate any instruments at a discount or purchase such instruments at a discount in connection with their original issuance, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. In such cases, the value of the equity interest would result in discount that must be accrued over the life of the loan. We may also acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

 We may make loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our holders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, mortgage loans secured by real property, certain mezzanine loans and mortgage-backed securities as described below, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset class. Third, assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i)

the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

Except as provided below, a real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange. However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan. Notwithstanding the foregoing, as discussed above under “ – Gross Income Tests – Interest Income,” a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral is less than the outstanding principal balance on the loan.

As discussed above under “—Gross Income Tests,” certain loans that we might originate could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset. While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property. Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% securities test described above.

We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our assets and loan holdings have complied or will comply with the above asset tests commencing with the close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs, and we cannot provide any assurance that the IRS will not disagree with our determinations.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our holders in an amount at least equal to:

(a)	the sum of:

·	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

·	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to holders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each holder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our holders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every holder of the class of shares with respect to which we make a distribution the same as every other holder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our holders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our holders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to continue to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “ – Gross Income Tests – Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, holders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to holders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our holders by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our holders, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our shares.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.” See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.” We are required to allocate any excess inclusion income to our holders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. Our operating agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on the Company, however, unless we can recover the tax out of distributions to the disqualified holders, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of the Company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our holders. If the holder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the holder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the holder is a REIT, a regulated investment company, common trust fund or other pass-through entity, the holder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs. With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see, “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

With respect to our equity investments, our opportunistic business strategy includes investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Shared Appreciation Mortgages/Equity Participations

In connection with our acquisition and/or origination of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan. These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral. The participation features are sometimes referred to as “kickers.” To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction. However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes. To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests. We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our holders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our holders will generally be taxable in the case of U.S. holders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. holders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. holders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. holders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. holders who receive dividends from taxable subchapter C corporations. As discussed above, if we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. holder, that income cannot be offset by net operating losses of such holder.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. holders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. holders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. holders will increase their adjusted tax basis in our Tokens by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. holders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. holders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted tax basis of the U.S. holder’s Tokens in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. holder’s Tokens, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of The Company” and “—Annual Distribution Requirements.” Such

losses, however, are not passed through to U.S. holders and do not offset income of U.S. holders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of our Tokens will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if such shares were held for one year or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. holder upon the disposition of our Tokens held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Tokens by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. holder as long-term capital gain.

Redemptions of Common Shares

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective holders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming holder. In addition, although guidance is sparse, the IRS could take the position that holders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such holder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the non-redeeming holder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our holders’ percentage interests in our Tokens and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. holder with respect to our Tokens will be treated first as a recovery of the holder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our Tokens. In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” Each holder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the holder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares.

Medicare Tax on Unearned Income

U.S. holders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Tokens.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. holder has not held our Tokens as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt holder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our Tokens generally should not give rise to UBTI to a tax exempt U.S. holder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. holder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “Excess Inclusion Income.”

Tax exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our stock, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our Tokens.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. holders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Tokens. In cases where a non-U.S. holder’s investment in our Tokens is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, dividend income received in respect of our Tokens and gain from the sale of our Tokens generally is “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. holder were a U.S. holder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. holder that is a corporation. Additionally, non-U.S. holders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Tokens is not effectively connected to a U.S. trade or business of the non-U.S. holder and that the non-U.S. holder is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. holder were a U.S. holder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. holders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our Tokens will not be a USRPI if we are “domestically-controlled,” (ii) our Tokens will not be a USRPI with respect to a selling non-U.S. holder if the shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. holder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S holder that is a “qualified holder” (as described below) or (iv) with respect to a selling non-U.S. holder that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of Tokens or the period of the REIT’s existence), less than 50% in value of its outstanding shares of Tokens is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our Tokens for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We cannot assure you that we will be domestically-controlled at all times in the future.

Our shares are not currently traded on an established securities market, and we have no current intent to list our shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. holders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. holders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. holder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its Tokens. Instead, the excess portion of the distribution will reduce the adjusted basis of its Tokens. A non-U.S. holder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Tokens unless our Tokens constitute a USRPI and no other exception applies to the selling non-U.S. holder. If our stock is a USRPI and no other exception applies to the selling non-U.S. holder, distributions in excess of both our earnings and the non-U.S. holder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. holders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. holder’s tax basis in our Tokens). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. holder, and may be refundable to the extent such withheld amounts exceed the holder’s actual U.S. federal income tax liability. Even in the event our Tokens are not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the holder’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our Tokens are regularly traded on an established securities market or if the selling non-U.S. holder is a “qualified holder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule any of our distributions to non-U.S. holders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding, regardless of whether our Tokens constitute a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. holder that is a corporation.  In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Tokens become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our Tokens by a non-U.S. holder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. Subject to the exception that may apply if our Tokens were regularly traded on an established securities market (as described above), if our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. holder unless such non-U.S. holder were a qualified holder or qualified foreign pension fund, each as described below. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

To the extent our Tokens are held directly (or indirectly through one or more partnerships) by a “qualified holder,” our Tokens will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such holder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified holder is generally a non-U.S. holder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above, However, in the case of a qualified holder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified holder’s Tokens (determined by applying the ratio of the value of the interests held by applicable investors in the qualified holder to the value of all interests in the qualified holder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified holder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified holder and holds more than 10% of our Tokens applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Redemptions and Liquidating Distributions

A redemption of shares by a non-U.S. holder is treated as a regular distribution or as a sale or exchange of the redeemed shares under the same rules of Section 302 of the Code that apply to U.S. holders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a redemption treated as a sale or exchange of our shares would be ECI to the non-U.S. holder unless such non-U.S. holder were a qualified holder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a redemption treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. holder with respect to our Tokens will be treated first as a recovery of the holder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our Tokens. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. holder unless such non-U.S. holder were a qualified holder or qualified foreign pension fund, as described above, and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our stock, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our Tokens if our Tokens are regularly traded on an established securities market, to a qualified holder or to a qualified foreign pension fund, distributions in redemption of our Tokens and liquidating distributions to non-U.S. holders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. holders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. holder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our Tokens within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Tokens conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. holders who own shares of our Tokens through foreign accounts or foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our Tokens paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our holders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to holders as a credit against their U.S. federal income tax liability. Prospective holders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Tokens.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. In addition, according to publicly released statements, a top legislative priority of the Trump administration and the current Congress may be significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense.  There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on our business and an investment in our Tokens. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our holders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of Tokens.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Tokens (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our Tokens available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our Tokens (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Tokens, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our Tokens by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our Tokens is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our Tokens (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our Tokens should consult with their counsel to determine whether an investment in our Tokens would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the

Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our Tokens.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our Tokens.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA.  The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts.  Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions.  As the final regulation becomes effective in April 2017, we may elect to ensure these conditions are satisfied in connection with the offering of the shares.  Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500.  Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan).  The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

LEGAL MATTERS

Certain legal matters, including the validity of Series T Preferred Shares (EQRE Tokens) offered hereby, have been passed upon for us by Carman Lehnhof Israelsen, LLP.

EXPERTS

The Management Company has retained Summit, LLC to advise it in connection with the preparation of the audited balance sheet of the Company in connection with this offering.  Summit, LLC has not been retained to represent the interests of any Investors or Token holders in connection with this offering.  Prospective investors that are evaluating or purchasing Series T Preferred Shares should retain their own independent tax counsel to review this offering, this offering circular and any supplements and amendments, the Purchase Agreement and any other documents related to this offering, and advise them accordingly.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under "Valuation Policies", our internal accountants will use the estimated market values provided as well as inputs from other sources in its calculation of our quarterly net asset value (NAV) per Token.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

QuantmRE, Inc.

2090 N. Kolb Road Suite 120

Tucson, AZ 85715

Telephone: 949 (873)-4098

Web: www. QuantmRE.com

Within 120 days after the end of each fiscal year we will provide to our Token holders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to Token holders.

We also maintain a website at www.quantmre.com, where there may be additional information about our business, but the contents of that site are no

After the completion of this Tier II, Regulation A offering, the Company intends to become subject to the information and periodic reporting requirements of the Exchange Act. If the Company became subject to the reporting requirements of the Exchange Act, it would file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until the Company becomes or never becomes subject to the reporting requirements of the Exchange Act, it will furnish the following reports, statements, and tax information to each stockholder:

•  Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

•  Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, our Board of Directors will cause to be mailed or made available, by any reasonable means, to each holder as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board of Directors. The Board of Directors shall be deemed to have made a report available to each holder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the holders.

•  Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each holder such tax information as shall be reasonably required for federal and state income tax reporting purposes..

FINANCIAL STATEMENTS OF QUANTMRE INC.

QuantmRE, Inc.

Statement of Financial Condition

As of August 31, 2018

TABLE OF CONTENTS

Page(s)

Independent Auditor’s Report	F-4

Statement of Financial Condition	F-5

Notes to Statement of Financial Condition	F-6 – F-11

Summit LLC

Certified Public Accountants 999 18th Street • Suite 3000 Denver, CO 80202

INDEPENDENT AUDITOR'S REPORT

To the Managers of

QuantmRE, Inc.

Report on the Financial Statement

We have audited the accompanying balance sheet of QuantmRE, Inc. as of August 31, 2018, and the related notes (to the financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of QuantmRE, Inc. as of August 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

Denver, Colorado

October 8, 2018

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

The accompanying notes are an integral part of this financial statement.

5

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

Note 1 — Organization and Business

QuantmRE, Inc. (“Company”) was formed on March 14, 2018 by the filing of its Certificate of Incorporation (the “Certificate”) with the Secretary of State of Delaware. The registered agent for the Company in Delaware is The Corporation Trust Company. The registered address of the Company is 1209 Orange Street, Wilmington, Delaware 19801, United States of America. The Company shall have offices located at 2090 N. Kolb Road Suite 120, Tucson, AZ 85715, United States of America. The Company expects to commence operations on or around January 1, 2019.

The Company has authorized 200,000,000 million shares, of which 100,000,000 shares are designated as common stock, and 100,000,000 shares are preferred stock, all of which are designated as Series T preferred stock and are represented by the EQRE Tokens. The EQRE Tokens, or Series T preferred stock, have limited voting rights and entitle the holders to receive dividends at the discretion of our Board of Directors. Any distributions we make will be at the discretion of our Board of Directors, and will be based on, among other factors, our present and reasonably projected future cash flow.

The Company engages in the business of investing in real estate assets which have either been originated or purchased by the Company or its affiliates and consist primarily of contractual equity sharing rights in single-family residential properties in the United States.  The Company’s investments allow the Company to participate in the potential appreciation of the value of the owner’s property.  The Company may also invest in commercial real estate-related debt securities (including commercial mortgage-backed securities, or CMBS, and REIT senior unsecured debt) and other real estate-related assets.

Note 2 — Summary of Significant Accounting Policies

Going Concern and Management’s Plans

The Company will rely upon financing provided by the QuantmRE Manager, LLC for working capital to fund start-up and development activities.   The Company will seek equity financing from the sale of its EQRE Tokens to fund its investment activities and the failure to raise such amounts will prohibit the Company’s ability to conduct its business operations. This raises substantial doubt about the Company’s ability to continue as a going concern.  We expect to complete the equity offering and begin acquiring a portfolio of real estate during the next 36 months. The manager

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

intends to fund its operations with funding from operational income.  There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If the Company is unable to obtain sufficient amounts of capital, management may be required to reduce the scope of planned operations for the Company, which could harm the business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties. Despite the inherent risks of any new business, the decades of relevant industry experience coupled with an experienced management team provide our basis for belief that the Company can be a success for stakeholders.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).  The results for August 31, 2018 are not necessarily indicative of the results to be expected for the year ending December 31, 2018 or December 31, 2019.  Refer to our filing of Form 1-A for further information.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2018. Fair values were assumed to approximate carrying values because of their short term in nature.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, we consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Offering Costs

The Company capitalizes costs of its offering of securities which will be applied against proceeds received if successful. If unsuccessful, such costs will be expensed.

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

Income Taxes

The Company is a Corporation and intends to be taxed as a REIT. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution and other requirements for qualification. We believe that when we file our tax return for the year ending December 31, 2019 that we will have operated in conformity with the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements. The Company has not yet filed a tax return and therefore is not yet subject to tax examination by the Internal Revenue Service or state regulatory agencies.

Concentration of Credit Risk

The Company may maintain its cash with a financial institution located in the United States.  The Federal Deposit Insurance Corporation insures balances up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Calculation of Net Asset Value

Until December 31, 2019, the price of the Series T preferred stock, or EQRE Tokens, will be $10.00 per EQRE Token.  After December 31, 2019 the EQRE Token price will be based upon NAV, as updated quarterly.  The Company will calculate and provide the relevant net asset value (NAV) for the EQRE Tokens on a quarterly basis by the Company’s internal accountants using a process that reflects several components, including (1) estimated values of each of our real estate assets and investments, as determined by such asset management team, including related liabilities, based upon reports of the underlying real estate provided by an independent valuation expert or by the Company, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of periodic distributions and (4) estimated accruals of operating revenues and expenses.   Note, however, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“GAAP”), and our NAV may not be indicative of the price that we would receive for our assets at current market conditions. Refer to our filing of Form 1-A for further information.

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note3 — Financial Instruments, Off-Balance Sheet Risks and Contingencies

The Company will be exposed to both market risk, the risk arising from changes in the market value of the futures contracts; and credit risk, the risk of failure by the clearinghouse associated with the particular exchange any futures contracts are being traded on.

In the normal course of business, the Company also maintains cash balances in financial institutions, which at times may exceed federally insured limits.  The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf.

Management monitors both the positions it holds and the financial condition of any counterparties and does not anticipate any losses from these counter parties.

Related Parties

The Company has entered into a Management Agreement with QuantmRE Manager, LLC, which is owned and operated by the founders of the Company.  Subject to the oversight of the Board of Directions, the Management Company will be responsible for the day-to-day operations of the Company and for such services shall receive fees and expense reimbursements for services relating to this offering and the investment and management of the company’s assets.

The Company has also entered into an Investment Management Agreement with Good Steward Capital Management, Inc. Robert Barr, an officer and director of the Company, is President of Good Steward Capital Management, Inc. and the CFO of QuantmRE Manager, LLC.

QUANTMRE, INC.

STATEMENT OF FINANCIAL CONDITION

AUGUST 31, 2018

QuantmRE Manager, LLC has advanced all the costs associated with the offering of the Company. QuantmRE Manager, LLC, Good Steward Capital Management, Inc. and the Company have common management and are related parties.

Note 4 — Subsequent Events

The Company has performed an evaluation of subsequent events through the date the financial statements were issued. There are no events to disclose.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1	Amended and Restated Certificate of Incorporation of QuantmRE Inc.*

2.2	Bylaws of QuantmRE, Inc.*

4.1	Token Purchase Agreement by and between QuantmRE, Inc. and the purchasers of tokens thereunder*

6.1	Tokenholders’ Agreement by and among QuantmRE Inc. and each holder of tokens thereunder**

10.2	Management Agreement with QuantmRE Manager, LLC**.
10.3	Investment Management Agreement with Good Steward Capital Management, Inc.**.

10.4	Transfer Agency Agreement **
10.5	Solicitation Agreement**
10.6	Equity Sharing Agreement**
11.1	Report of Independent Registered Public Accounting Firm Summit, LLC*

12.1	Opinion of Carman Lehnhof Israelsen LLP as to the legality of the securities being qualified*

*Filed herewith

**Filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in on October 9, 2018.

QuantmRE Inc.

By: /s/ Matthew Sullivan
Name: Matthew Sullivan Title: Chief Executive Officer

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on October 9, 2018.

Name	Title
/s/ Matthew Sullivan Matthew Sullivan	Chief Executive Officer,and Director (Principal Executive Officer and Principal Financial Officer)

/s/ Matthew Sullivan Matthew Sullivan	Chairman of the Board of Directors

/s/ Dave Sterlitz Dave Sterlitz	Director
/s/ Robert Barr Robert Barr	Director